UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

FRANCESCA’S HOLDINGS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Francesca’s Holdings Corporation
8760 Clay Road
Houston, Texas 77080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 28, 2019
10:00 a.m., Central Time
To the Stockholders of Francesca’s Holding Corporation:
Notice is hereby given that the 2019 annual meeting of stockholders (the “Annual Meeting”) of Francesca’s Holdings Corporation (the “Company”) will be held at 8760 Clay Road, Houston, Texas 77080 on Friday, June 28, 2019 at 10:00 a.m., Central Time, for the following purposes:
(1)
To elect to the Board of Directors of the Company the two (2) nominees named in the attached Proxy Statement to serve as Class II directors until the Company’s 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified;

(2)
To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2020;

(3)
To approve, on an advisory basis, the Company’s executive compensation;

(4)
To approve the adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued common stock, par value $0.01 per share at a ratio not less than 5:1 and not greater than 35:1, with the exact ratio, if approved and effected at all, to be set within that range at the discretion of the Board of Directors of the Company and publicly announced by the Company on or before December 31, 2019 without further approval or authorization of the Company’s stockholders;

(5)
To approve a proposal to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal No. 4; and

(6)
To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the accompanying proxy statement. The Board of Directors has fixed the close of business on May 1, 2019 as the record date for the Annual Meeting. All holders of record at the close of business on that date are entitled to notice of, and be present and to vote at, the Annual Meeting and any postponements or adjournments thereof.
Your vote is important to us. Whether or not you expect to attend the Annual Meeting, please date, sign and mail the enclosed proxy card or voting instruction form or submit your proxy using the internet or telephone as soon as possible. Please review the instructions you received regarding each of these voting options. If you attend the Annual Meeting and vote in person, your proxy will not be used.
By Order of the Board of Directors,
Michael Prendergast
Interim Chief Executive Officer
Houston, Texas
May 13, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 28, 2019.
The Proxy Statement and the 2018 Annual Report to Stockholders are available at
http://materials.proxyvote.com/351793

i

Francesca’s Holdings Corporation
8760 Clay Road
Houston, Texas 77080

PROXY STATEMENT
FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Francesca’s Holdings Corporation (the “Company,” “francesca’s®,” “we,” or “us”), a Delaware corporation, for use at the 2019 annual meeting of stockholders (the “Annual Meeting”) to be held at the Company’s offices located at 8760 Clay Road, Houston, Texas, at 10:00 a.m. Central Time, on Friday, June 28, 2019. We encourage you to vote by internet or telephone, or complete, sign and return your proxy card or voting instruction form as soon as possible, even if you plan to attend the Annual Meeting. Immediately following the below “Company Overview” is a question and answer section that provides information about, among other things, how to vote your shares.
IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
This Proxy Statement and our 2018 Annual Report to Stockholders (the “2018 Annual Report”) are first being mailed to the Company’s stockholders and will be made available on the internet at http://investors.francescas.com or at http://materials.proxyvote.com/351793 on or about May 13, 2019.
COMPANY OVERVIEW
Francesca’s Holdings Corporation is a holding company and all of our business operations are conducted through our subsidiaries.
francesca’s® is a specialty retailer which operates a nationwide-chain of boutiques providing customers a unique, fun and personalized shopping experience. The merchandise assortment is a diverse and balanced mix of apparel, jewelry, accessories and gifts. As of February 2, 2019, francesca’s® operates approximately 727 boutiques in 47 states and the District of Columbia and also serves its customers through www.francescas.com, its ecommerce website.

GENERAL INFORMATION ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
Q:
Why did I receive a Notice of Internet Availability of Proxy Materials?

A:
We have elected to furnish to most of our stockholders this Proxy Statement, Notice of Annual Meeting of Stockholders and our 2018 Annual Report (collectively, the “proxy materials”) through the internet. You will receive a “Notice of Internet Availability of Proxy Materials” (the “Notice”) by mail or e-mail, and you will not receive a printed copy of the proxy materials, unless you specifically request one or have previously requested one. The Notice contains instructions on how stockholders can access and review the proxy materials via the internet and vote their shares. The Notice also contains instructions on how to receive, free of charge, paper copies of the proxy materials for our Annual Meeting or for all future meetings of stockholders. Stockholders who did not receive a Notice will receive printed copies of the proxy materials and a proxy card by mail.

We believe the delivery options that we have chosen will allow us to provide our stockholders with the proxy materials they need, while minimizing the cost of the delivery of the proxy materials and the environmental impact of printing and mailing printed copies.
Q:
What items will be voted on at the Annual Meeting?

A:
The items of business scheduled to be voted on at the Annual Meeting are:

•
To elect to the Board of Directors the two (2) nominees named in this Proxy Statement to serve as Class II directors until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified or their earlier death, resignation or removal (Proposal No. 1);

•
To ratify the appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2020 (Proposal No. 2);

•
To approve, on an advisory basis, the Company’s executive compensation (Proposal No. 3);

•
To approve the adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s issued common stock, par value $0.01 per share, at a ratio not less than 5:1 and not greater than 35:1, with the exact ratio, if approved and effected at all, to be set within that range at the discretion of the Board of Directors of the Company and publicly announced by the Company on or before December 31, 2019 without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split”) (Proposal No. 4); and

•
To approve a proposal to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal No. 4 (Proposal No. 5).

Although the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement, we will also consider any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof. See “— How will voting on any other business be conducted?” below. Pursuant to our Amended and Restated Bylaws (“Bylaws”), the chairman of the Annual Meeting will have the power and duty to determine whether any business proposed to be transacted at the Annual Meeting has been properly brought before the meeting. If the chairman of the Annual Meeting determines that any proposed business is not properly brought before the Annual Meeting, he or she will so declare and such business shall be disregarded and not transacted.
Q:
What are my voting options for each proposal?

A:
On Proposal No. 1, you may vote FOR ALL of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. For Proposal Nos. 2, 3, 4 and 5, you may vote FOR, AGAINST or ABSTAIN.

Q:
How does the Board of Directors recommend I vote on these items?

A:
The Board of Directors recommends that you vote your shares:

•
FOR ALL the election to the Board of Directors of each of the following nominees: Mr. Richard Emmett and Mr. Richard Kunes (Proposal No. 1);

•
FOR the ratification of the appointment of EY as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2020 (Proposal No. 2);

•
FOR the approval, on an advisory basis, of the Company’s executive compensation (Proposal No. 3);

•
FOR the approval of the amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split (Proposal No. 4); and

•
FOR the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal No. 4 (Proposal No. 5).

Q:
What happens if I withhold or abstain?

A:
With respect to Proposal No. 1, votes withheld will not be counted as a vote cast on the election of either of the director nominees and therefore will not be counted in determining the outcome of any of the directors’ election. See “— What happens if a director receives a greater number of WITHHOLD votes than FOR votes at the Annual Meeting?” below. With respect to Proposal Nos. 2, 3, 4 and 5, abstentions have the same effect as a vote AGAINST the matter.

Q:
Who is entitled to vote?

A:
Stockholders of record of our common stock as of the close of business on May 1, 2019, the record date, are entitled to notice of and to vote at the Annual Meeting.

Q:
How many shares are entitled to vote at the Annual Meeting?

A:
As of the close of business on the record date, May 1, 2019, there were 34,809,193 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. There is no other class of voting securities outstanding. Each share of common stock entitles its holder to one vote at the Annual Meeting.

Q:
What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:
Stockholders of Record.   If your shares are registered in your name with our transfer agent, Computershare, Inc., you are a stockholder of record with respect to those shares and the Notice or printed copies of the proxy materials were sent directly to you by Broadridge Financial Solutions (“Broadridge”).

Street Name Holders.   If you hold your shares through a bank, broker or other nominee, then you are the beneficial owner of those shares, which are held in “street name” rather than directly in your own name. If you hold shares in street name, the Notice or printed copies of the proxy materials were forwarded to you by your bank, broker or other nominee, who is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote the shares held in your account. If you requested printed copies of the proxy materials by mail, you will receive a voting instruction form from your bank, broker or other nominee.
Q:
How do I vote my shares?

A:
You may direct how your shares are voted in one of the following ways:

You may vote via the Internet or Telephone.   You can vote by proxy over the internet or telephone by following the instructions provided in the Notice, on the separate proxy card if you received a printed set of the proxy materials, or on the voting instruction form if you hold your shares in street name.

You may vote by mail.   If you received a printed set of the proxy materials, you can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope. If you would like to receive a printed copy of the proxy materials, you can request one by following the instructions in your Notice.
You may vote in person at the Annual Meeting.   All stockholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. If you are a street name holder, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your bank, broker or other nominee. A legal proxy is a bank’s, broker’s or nominee’s authorization for you to vote the shares it holds in its name on your behalf. To obtain a legal proxy, please contact your bank, broker or other nominee.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.
Q:
How will my shares be voted if I do not give specific voting instructions?

A:
If you are a stockholder of record and you submit your proxy on the internet, by telephone or by mailing a proxy card and do not indicate how you want to vote your shares on one or more of the proposals, then the proxy holders, Michael Prendergast and Kelly M. Dilts, will vote your shares as recommended by the Board of Directors on those items. See “— How does the Board of Directors recommend I vote on these items?” above.

If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares, in its discretion, on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the beneficial holder. Proposal No. 2 is considered routine under applicable rules, while Proposal Nos. 1, 3, 4 and 5 are considered non-routine. Accordingly, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal No. 2, but will not be permitted to vote your shares on Proposal Nos. 1, 3, 4 or 5. If your broker exercises this discretion with respect to Proposal No. 2, your shares will be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted on Proposal No. 2 in the manner directed by your broker, but your shares will constitute a “broker non-vote” for purposes of Proposal Nos. 1, 3, 4 and 5 at the Annual Meeting. Broker non-votes will not be counted as a vote cast with respect to Proposal Nos. 1, 3 and 5, and therefore will not be counted in determining the outcome of such proposals. Broker non-votes will have the same effect as a vote AGAINST Proposal No. 4.
Q:
When is the deadline for submitting my proxy?

A:
If you are a stockholder of record, your proxy must be received by telephone or the internet by 11:59 p.m. Eastern Time on June 27, 2019 in order for your shares to be voted at the Annual Meeting. If you received printed copies of the proxy materials by mail, you may mark, sign and date the proxy card you received and return it in the accompanying prepaid and addressed envelope so that it is received by the Company before the Annual Meeting in order for your shares to be voted at the Annual Meeting. If you hold your shares in street name, please provide your voting instructions by the deadline specified by the bank, broker or other nominee who holds your shares.

Q:
Once I have submitted my proxy, is it possible for me to change or revoke my proxy?

A:
Yes. You have the power to change or revoke your proxy at any time before the Annual Meeting. If you are a stockholder of record, you may do so in the following ways:

•
Voting electronically via the internet or by telephone on a subsequent date prior to 11:59 p.m. Eastern Time on June 27, 2019; or

•
Delivering to our Corporate Secretary, before the Annual Meeting, a written notice of revocation or a subsequently dated proxy card; or

•
Attending the Annual Meeting and voting in person.

For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker or nominee holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker or nominee. Alternatively, if you have obtained a legal proxy from the bank, broker or nominee giving you the right to vote the shares at the Annual Meeting, you may change your vote by attending the Annual Meeting and voting in person.
Attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.
Q:
Who can attend the Annual Meeting?

A:
Subject to space availability, all holders of our common stock as of May 1, 2019, or their duly appointed proxies, may attend the Annual Meeting.

Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:30 a.m. Central Time. If you attend, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. Please also note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to obtain a “legal proxy” from the bank, broker or other nominee that holds your shares giving you the right to vote your shares in person at the Annual Meeting, as well as a copy of a brokerage statement reflecting your stock ownership as of the record date. All attendees at the Annual Meeting must check-in at the registration desk at the Annual Meeting.
Q:
What constitutes a quorum?

A:
The representation, in person or by proxy, of holders of a majority in voting power of the total shares of our common stock entitled to vote at the Annual Meeting constitutes a quorum at the meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum exists for the Annual Meeting. Pursuant to our Bylaws, if a quorum is not present at the Annual Meeting, the Chairman of the Annual Meeting has the power to adjourn the meeting without a vote of stockholders.

Q:
What is required to approve each proposal at the Annual Meeting?

A:
Election of Directors (Proposal No. 1).   The Bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, once a quorum has been established, the two nominees receiving the highest number of affirmative votes of the shares entitled to be voted for directors will be elected as Class II directors to serve until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. Stockholders are not permitted to cumulate their shares for the purpose of electing directors. See “— What happens if a director receives a greater number of WITHHOLD votes than FOR votes at the Annual Meeting?” below.

Charter Amendment (Proposal No. 4).   Pursuant to our Certificate of Incorporation, approval of the amendment to our Certificate of Incorporation to effect the Reverse Stock Split requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting.
Other Proposals (Proposal Nos. 2, 3 and 5).   Once a quorum has been established, pursuant to the Bylaws, approval of each of the other items to be submitted for a vote of stockholders at the Annual Meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and voting on such item. Notwithstanding this vote standard required by the Bylaws, Proposal No. 2 (ratification of the appointment of E&Y as our independent registered public accounting firm for the fiscal year ending February 1, 2020) and Proposal No. 3 (advisory approval of our executive compensation) are advisory only and are not binding on the Company. Our Board of Directors will consider the outcome of the vote on each of these proposals in considering what action, if any, should be taken in response to the advisory vote by stockholders.
In addition, our Board of Directors reserves the right to not file the amendment to our Certificate of Incorporation and to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing of the amendment with the Secretary of the State of the State of Delaware, even if Proposal No. 4 is approved by our stockholders at the Annual Meeting. See “Approval of Reverse Stock Split (Proposal No. 4) — Effecting the Reverse Stock Split; Board Discretion to Implement Reverse Stock Split” for additional information.
Q:
What happens if a director receives a greater number of WITHHOLD votes than FOR votes at the Annual Meeting?

A:
Pursuant to the Company’s Plurality Plus Voting Policy (the “Voting Policy”), in an uncontested election of directors (as defined in the Voting Policy), if a nominee for director receives a greater number of WITHHOLD votes than FOR votes, the director must tender his or her resignation to the Board of Directors promptly following the certification of the election results. The Nominating and Corporate Governance Committee will consider any resignation tendered under the Voting Policy and recommend to the Board of Directors whether to accept or reject such resignation. The Board of Directors will then act on such resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, within 90 days following the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may consider any information each deems appropriate. The Board of Directors will disclose, as required by law, its decision to accept or reject such resignation and, if rejected, the reasons for doing so.

Q:
Do the share and dollar amounts in this Proxy Statement already reflect the Reverse Stock Split?

A:
No. Except as otherwise specified, all share and dollar amounts set forth in this Proxy Statement are on a pre-Reverse Stock Split basis.

Q:
How will voting on any other business be conducted?

A:
Although the Board of Directors does not know of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement, if any other business properly comes before the Annual Meeting or any postponement or adjournment thereof and is voted upon, a stockholder’s properly submitted proxy gives authority to the proxy holders to vote on those matters in their discretion, and it is their intention to vote such proxies in accordance with the recommendation of the Board of Directors.

Q:
Who will bear the costs of the solicitation of proxies?

A:
The cost of preparing the proxy materials, including this Proxy Statement and the Notice, the cost of making such materials available on the internet and the cost of soliciting proxies will be paid by the Company. In addition to solicitation by mail, certain officers, regular employees and directors of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone. The Company will request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares of our common stock and will reimburse them for their expenses in doing so.

Q:
Where can I find the voting results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and disclose final voting results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days following the Annual Meeting.

Q:
I share an address with another stockholder, and we received only one paper copy of the Proxy Statement, how can I obtain an additional copy of the Proxy Statement?

A:
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and did not receive a Notice or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2018 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are a stockholder of record and eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2018 Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge either by calling toll free at (800) 542-1061 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2018 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge as indicated above.
If your shares are held in street name through a broker, bank or other nominee, please contact your broker, bank or other nominee directly if you have questions, require additional copies of this Proxy Statement or the 2018 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of the Company’s common stock sharing an address.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of May 1, 2019 (unless another date is indicated) for the following: (i) each of the Company’s directors and each executive officer of the Company identified as a “named executive officer” in this Proxy Statement, (ii) all persons who are directors and executive officers of the Company as a group and (iii) any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock. Except as set forth in the footnotes below, this table is based on information supplied to us by our executive officers, directors and principal stockholders or included in a Schedule 13G or amendment thereto filed with the SEC.
To our knowledge, except as set forth in the footnotes below and subject to applicable community property laws, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by that stockholder. Unless otherwise indicated, the address for each person named in the table below is c/o Francesca’s Holdings Corporation, 8760 Clay Road, Houston, Texas 77080.
Name of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Shares(1)
Directors and Named Executive Officers:
Steven P. Lawrence(2)	20,000	*
Kelly M. Dilts(4)	10,259	*
Marc G. Schuback(3)	—	*
Patricia Bender(4)	80,628	*
Philip F. Bleser(4)	25,610	*
Richard Emmett(4)	121,098	*
Richard Kunes(4)	113,074	*
Joseph O’Leary(4)	62,433	*
Martyn Redgrave(4)	77,757	*
Marie Toulantis(4)	76,098	*
All current directors and executive officers of the Company as a group (9 persons)(4)	586,957	1.7%
5% Stockholders:
Dimensional Fund Advisors LP(5) Building One 6300 Bee Cave Road Austin, Texas 78746	2,985,647	8.4%
BlackRock, Inc.(6) 55 East 52nd Street New York, New York 10055	2,427,296	6.8%
Cross River Capital Management LLC(7) 31 Bailey Avenue, Unit D Ridgefield, Connecticut 06877	2,170,000	6.1%
Prescott Group Capital Management, L.L.C.(8) 1924 South Utica, Suite 1120 Tulsa, Oklahoma 74104	2,069,924	5.8%

*
Less than 1.0%

(1)
We have determined beneficial ownership in the table in accordance with SEC rules and regulations. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have deemed shares of our common stock subject to options that are currently exercisable and restricted stocks held by that person, or that will become exercisable or vest, as applicable, within 60 days of May 1, 2019 to be outstanding, but we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. Our calculation of the percentage of beneficial ownership is based on 34,809,193 shares of our common stock outstanding (excluding shares of restricted stock) as of May 1, 2019 (unless another date is indicated).
(2)
Mr. Lawrence served as a Class II director of our Board of Directors and as our President and Chief Executive Officer until February 1, 2019. Beneficial ownership information is based on information contained in the last Form 4 filed by Mr. Lawrence with the SEC prior to February 1, 2019, adjusted to give effect to subsequent transactions through May 1, 2019 of which we are aware in connection with employment-related equity awards.

(3)
Mr. Schuback served as the Company’s Senior Vice President, General Counsel and Secretary until April 20, 2019. Beneficial ownership information is based on information contained in the last Form 4 filed by Mr. Schuback with the SEC prior to April 20, 2019, adjusted to give effect to subsequent transaction through May 1, 2019 of which we are aware in connection with employment-related equity awards.

(4)
Includes the following shares of common stock issuable pursuant to (i) the exercise of stock options and (ii) shares of time-based restricted stock, in each case that vest within 60 days of May 1, 2019.

Name	Stock Options	Restricted Stock
Michael Prendergast	—	—
Kelly M. Dilts	—	—
Patricia Bender	42,369	16,920
Philip F. Bleser	—	16,920
Richard Emmett	66,745	16,920
Richard Kunes	68,299	16,920
Joseph O’Leary	28,080	16,920
Martyn Redgrave	7,404	16,920
Marie Toulantis	36,745	16,920
All current directors and executive officers of the Company as a group	249,642	118,440
(5)
Beneficial ownership information is based on information contained in the Schedule 13G/A filed with the SEC on February 8, 2019 by Dimensional Fund Advisors LP (“Dimensional Fund”), and is as of December 31, 2018. The Schedule 13G/A states that Dimensional Fund Advisors LP has sole voting power over 2,851,662 shares and sole dispositive power over 2,985,647 shares. Dimensional Fund serves as investment adviser to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively, the “Funds”). In certain cases, subsidiaries of Dimensional Fund may act as an advisor or sub-advisor to certain Funds. In its role as investment advisor, sub-advisor and/or manager, Dimensional Fund or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over shares of the Company owned by the Funds, and may be deemed to be the beneficial owners of the shares of the Company held by the Funds. However, all securities reported in the table above are owned by the Funds. Dimensional Fund disclaims beneficial ownership over such shares.

(6)
Beneficial ownership information is based on information contained in the Schedule 13G/A filed with the SEC on February 11, 2019 by BlackRock, Inc., and is as of December 31, 2018. The Schedule 13G/A states that BlackRock, Inc., has sole voting power over 2,352,243 shares and sole dispositive power over 2,427,296 shares.

(7)
Beneficial ownership information is based on information contained in the Schedule 13G filed with the SEC on January 8, 2019 by Cross River Capital Management LLC, and is as of December 31, 2018. The Schedule 13G states that Richard Murphy, as the managing member of each of Cross River Capital Management LLC and Cross River Management LLC, has sole voting power and sole dispositive power over 146,000 shares, that Cross River Capital Management LLC, Cross River Management LLC, Cross River Partners LP and Richard Murphy each have shared voting and dispositive power over 2,170,000 shares. The Schedule 13G states that each of Cross River Capital Management LLC, Cross River Management LLC, Cross River Partners, LP and Richard Murphy disclaims beneficial ownership over the shares of common stock reported in the Schedule 13G, except to the extent of his or its pecuniary interest therein.

(8)
Beneficial ownership information is based on information contained in the Schedule 13G filed with the SEC on February 11, 2019 by Prescott Group Capital Management, L.L.C., an Oklahoma limited liability company (“Prescott Capital”), Prescott Group Aggressive Small Cap, L.P., an Oklahoma limited partnership (“Prescott Small Cap”), Prescott Group Aggressive Small Cap II, L.P., an Oklahoma limited partnership (“Prescott Small Cap II” and, together with Prescott Small Cap, the “Small Cap Funds”) and Mr. Phil Frohlich the principal of Prescott Capital. The Schedule 13G states that Prescott Capital, as the general partner of the Small Cap Funds, which in turn are the general partners of Prescott Group Aggressive Small Cap Master Fund, G.P., an Oklahoma general partnership (“Prescott Master Fund”), may direct the Small Cap Funds to direct the vote and disposition of the 2,069,924 shares held by Prescott Master Fund. As the principal of Prescott Capital, Mr. Phil Frohlich may direct the vote and disposition of the 2,069,924 shares held by Prescott Master Fund.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
Directors of the Company
Set forth below is a brief biographical description of each of our directors who we expect to continue to serve on our Board of Directors following the Annual Meeting, of which Mr. Richard Emmett and Mr. Richard Kunes have been nominated for re-election to the Board of Directors as Class II directors at the Annual Meeting.
The key experience, qualifications and skills that are important for persons who serve on the Company’s Board of Directors in light of its business and structure include: independence (with respect to independent directors); adherence to ethical standards; the ability to exercise sound business judgment; substantial business or professional experience and the ability to offer our management meaningful advice and guidance based on that experience; ability to devote sufficient time and effort to his or her duties as a director; and any other criteria established by our Board of Directors together with any core competencies or technical expertise necessary for our committees. We believe that each director possesses these qualities and has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and to our Board of Directors. The specific experiences, qualifications and skills that led to the conclusion that each of our directors is qualified to serve on the Board of Directors is also included in the biographical description for each director provided below.
Richard Kunes, 66, has served as a member of our Board of Directors since February 2013 and as our Chairman of the Board since October 2016. He also served as our Interim President and Chief Executive Officer from May 2016 to October 2016. Mr. Kunes served as Executive Vice President & Senior Advisor to the Chief Executive Officer at The Estée Lauder Companies, Inc. (“Estée Lauder”) from August 2012 to June 2013. Prior to such time, Mr. Kunes served as Executive Vice President and Chief Financial Officer at Estée Lauder for 12 years and held several other financial management positions with Estée Lauder, including Corporate Controller. He was previously a member of the Board of Directors and head of the Audit Committee of Tory Burch LLC. Mr. Kunes brings extensive financial, strategic and operational leadership experience to the Board of Directors.
Patricia Bender, 64, has served as a member of our Board of Directors since October 2011. Ms. Bender is currently a partner in Vista Private Equity LLP, a privately held shopping center development and private equity company, a position she has held since May 2016. Ms. Bender served as Executive Vice President and Director of Leasing at Weingarten Realty Investors (“Weingarten”) from 2005 to April 2015. During her 33-year tenure at Weingarten, Ms. Bender directed the development and operations of approximately 300 shopping centers and spearheaded various initiatives, including corporate rebranding and sales-focused marketing and training. Ms. Bender currently serves on the Board of North Texas Leukemia and Lymphoma Society. Also, Ms. Bender was an adjunct professor in the Jones School at Rice University from 2009 to 2015 and is a National Association of Corporate Directors fellow. Ms. Bender brings commercial real estate expertise and a perspective on successful growth of specialty retail concepts to the Board of Directors.
Philip F. Bleser, 64, has served as a member of our Board of Directors since April 2017. For most of his professional career, Mr. Bleser held numerous senior leadership positions at J.P. Morgan Chase & Co. (“J.P. Morgan”) which he joined in 1974. While at J.P. Morgan, he served as the Global Chairman of Corporate Banking from April 2015 to July 2016 and Chief Executive Officer of Global Corporate Bank in North America from 2010 to 2015. Currently, Mr. Bleser is a member of the Board of Trustees of Pace University in New York and is a Senior Advisor to McKinsey & Company since July 2017. Mr. Bleser serves on the board of directors of the Progressive Corporation, where he also serves on the Nominating & Governance Committee and the Compensation Committee, since August 2017. From 2011 to 2016, he served as a member of the board of directors of Private Export Funding Corporation, where he also served on the Audit and the Compensation and Development committees. As a highly accomplished executive, Mr. Bleser brings a significant amount of strategic, corporate governance, finance, and operational experience to the Board of Directors.
Richard Emmett, 63, has served as a member of our Board of Directors since November 2009 and as the Chairman of the Compensation Committee since June 2014. He also served as our Lead Director from May 2016 to October 2016. Mr. Emmett held various roles at Dunkin’ Brands Group, Inc. (“Dunkin’”), including Chief Legal and Human Resources Officer from January 2014 to March 2019 and Senior Vice President and General Counsel from December 2009 to January 2014. Prior to joining Dunkin’, Mr. Emmett served as Executive Vice President, Chief Legal Officer and Secretary of QCE Holding LLC (“Quiznos”) from May 2007 to April 2009. Mr. Emmett also served as a member of the Quiznos leadership team and worked on a wide array of issues ranging from the development of the overall business strategy to managing U.S. and international franchise relations. Prior to Quiznos, Mr. Emmett served as Senior Vice President and General Counsel of Papa John’s International. Mr. Emmett is currently a member of the board of directors of the International Franchise Association. He has over twenty years of experience serving as in-house legal counsel for various large publicly-traded corporations allowing him to provide valuable insights and advice to the Board of Directors on a variety of legal and business matters, particularly in the areas of transactions, corporate governance and human resources.
Joseph O’Leary, 60, has served as a member of our Board of Directors since April 2013. Mr. O’Leary held various positions at PetSmart, Inc. (“PetSmart”), including President and Chief Operating Officer from May 2013 to April 2014, Executive Vice President, Merchandising, Marketing, Supply Chain and Strategic Planning from January 2011 to May 2013, Senior Vice President, Merchandising and Supply Chain from October 2008 to January 2011, and as Senior Vice President, Supply Chain from 2006 to September 2008. Mr. O’Leary is currently a member of the board of directors of PetSmart since May 2015, of Sprouts Farmers Market, Inc. since October 2017, and of Edgewell Personal Care Company since October 2018. Mr. O’Leary brings extensive supply chain and operational experience to the Board of Directors.
Martyn Redgrave, 66, has served as a member of our Board of Directors since July 2015 and as Chairman of our Audit Committee since May 2016. Mr. Redgrave is currently the Managing Partner and Chief Executive Officer of Agate Creek Partners, LLC, a professional governance and consulting services company which he co-founded in July 2014. From August 2012 until his retirement in August 2014, he served as Senior Advisor to L Brands, Inc. (“L Brands” and formerly known as Limited Brands, Inc.). Previously, Mr. Redgrave served as L Brands’ Executive Vice President and Chief Administrative Officer from March 2005 to August 2012 and its Chief Financial Officer from January 2006 to May 2007. Mr. Redgrave currently serves on the board of directors of Deluxe Corporation and is its non-executive chairman of the board since August 2012. Prior to its acquisition in March 2017, Mr. Redgrave served on the board of directors of Popeye’s Louisiana Kitchen, Inc., where he served as the chairman of the audit committee. Mr. Redgrave brings to the Board broad managerial, financial, and operational experience as well as business leadership expertise gained over a distinguished career with several consumer companies.
Marie Toulantis, 65, has served as a member of our Board of Directors since July 2012, and as Chair of our Nominating and Corporate Governance Committee since July 2015. Ms. Toulantis served as Interim Vice President of University Relations of Pace University from November 2011 to August 2012. Prior to joining Pace University in November 2011, Ms. Toulantis was Chief Executive Officer of Barnes & Noble.com from February 2002 to August 2008, and Chief Financial Officer from April 1999 to February 2002. Ms. Toulantis currently serves on the board of trustees of Pace University. Ms. Toulantis brings significant ecommerce, marketing and finance experience and perspective to our Board of Directors.
Executive Officers of the Company
The following sets forth biographical information regarding our executive officers.
Michael Prendergast, 46, has served as our Interim Chief Executive Officer since February 2019. Mr. Prendergast is a Senior Director at Alvarez & Marsal (“A&M”), part of a global professional services firm where he has been employed since June of 2018. Prior to joining A&M, Mr. Prendergast served as Chief Executive Officer of Maxima Global Holdings, LLC from 2015 to June 2018 and as Chief Executive Officer at MPI Industries, LLC from 2013 to 2015.
Kelly M. Dilts, 50, has served as our Chief Financial Officer since April 2016. Prior to joining us, she served as Senior Vice President of Finance and Investor Relations at Tailored Brands, Inc. (“Tailored Brands” and formerly Men’s Wearhouse, Inc.) from June 2014 to April 2016. She also held various positions at Tailored Brands, including Senior Vice President, Chief Accounting Officer and Principal Accounting Officer from August 2012 to June 2014 and Vice President of Finance & Accounting from March 2003 to August 2012.

She joined Tailored Brands in 1998 as Assistant Controller. Ms. Dilts has significant experience in leading various finance teams and has worked closely with merchandising, store operations, distribution and other operational groups. Prior to joining Tailored Brands, Ms. Dilts worked at Olympia Enterprises and Deloitte & Touche.
There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE
Board Composition
Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors currently consists of seven members. Our Bylaws provide that, subject to any rights applicable to any then outstanding preferred stock, our Board of Directors will consist of a number of directors to be fixed from time to time by a resolution adopted by the affirmative vote of a majority of the total directors then in office. Our Board of Directors has fixed the number of directors at seven.
Our Certificate of Incorporation and Bylaws provide for a staggered, or classified, Board of Directors consisting of three classes of directors, each serving a staggered three-year term and with one class being elected at each year’s annual meeting of stockholders as follows:
Class I directors terms expiring at the 2021 annual meeting of stockholders	Class II directors terms expiring at the Annual Meeting	Class III directors terms expiring at the 2020 annual meeting of stockholders
Patricia Bender	Richard Emmett	Philip F. Bleser
Joseph O’Leary	Richard Kunes	Martyn Redgrave
Marie Toulantis
Upon the expiration of the term of a class of directors, directors for that class will be elected for a three-year term at the annual meeting of stockholders in the year in which the term expires. Each director’s term is subject to the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Subject to any rights applicable to any then outstanding preferred stock, any vacancies on our Board of Directors may be filled only by the affirmative vote of a majority of the directors then in office. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
Director Independence
Our Board of Directors has determined that each of Messrs. Bleser, Emmett, Kunes, O’Leary and Redgrave and Mses. Bender and Toulantis is independent under the rules of The Nasdaq Stock Market LLC (“Nasdaq”). In addition, our Board of Directors previously determined that Ms. Laurie Ann Goldman was independent under the applicable rules of Nasdaq during her service on the Board of Directors through her resignation on October 25, 2018. Mr. Steven Lawrence was not independent under the applicable rules of Nasdaq during his service on the Board of Directors through his resignation on February 1, 2019 as a result of serving as our President and Chief Executive Officer during such time.
Our Board of Directors considered the relationships of each director or any member of his or her immediate family with the Company in making its affirmative determination that each non-employee director is independent pursuant to the Nasdaq rules and the additional standards established by Nasdaq and the SEC for members of the Audit Committee and the Compensation Committee.
Committees of the Board of Directors
The standing committees of our Board of Directors include: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The composition and responsibilities of each standing committee are described below. Members of these committees will serve until their resignation or until otherwise determined by our Board of Directors. In the future, our Board of Directors may establish other committees, as it deems appropriate, to assist with its responsibilities. Current copies of the charters for each of our standing committees are posted on the Investor Relations section of our website at www.francescas.com.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Patricia Bender
Philip F. Bleser
Richard Emmett
Richard Kunes
Joseph O’Leary
Martyn Redgrave
Marie Toulantis

Audit Committee
The Board of Directors has determined that each member of the Audit Committee is “independent” under the applicable Nasdaq rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that each member of the Audit Committee is “financially literate” under the applicable Nasdaq rules and has designated each of Mr. Bleser, Mr. Redgrave and Ms. Toulantis as an “Audit Committee financial expert” as defined by SEC rules.
The Audit Committee is responsible for, among other things:
•
selecting and hiring our independent registered public accounting firm and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•
evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•
monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•
reviewing and monitoring internal audit activities;

•
reviewing the adequacy and effectiveness of our internal control policies and procedures;

•
preparing the Audit Committee report required by the SEC to be included in our annual proxy statement;

•
discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end financial results;

•
reviewing and approving related party transactions; and

•
evaluating the Audit Committee’s performance on an annual basis and developing criteria for such evaluation.

Pursuant to its charter, the Audit Committee is authorized to engage any legal, accounting or other advisors it deems necessary or appropriate to carry out its responsibilities.

Compensation Committee
The Board of Directors has determined that each member of the Compensation Committee is “independent” under the applicable Nasdaq rules. In addition, each member of the Compensation Committee is a “non-employee director” as that term is defined under Rule 16b-3 of the Exchange Act and an “outside director” as that term is defined in Treasury Regulation §1.162-27(3). The Compensation Committee is responsible for, among other things:
•
reviewing and approving compensation of our executive officers, including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change-in-control arrangements and any other benefits, compensation or arrangements;

•
reviewing and recommending compensation goals, bonus and stock compensation criteria for our employees;

•
reviewing succession planning for our executive officers;

•
determining the compensation of our directors;

•
reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure required by SEC rules;

•
preparing the compensation committee report required by the SEC to be included in our annual proxy statement;

•
administrating, reviewing and making recommendations with respect to our equity compensation plans; and

•
evaluating the Compensation Committee’s performance on an annual basis and developing criteria for such evaluation.

The Compensation Committee is solely responsible for making the final decisions regarding compensation for our executive officers. However, the Board of Directors may, to the extent permitted by applicable law, delegate the responsibilities of the Compensation Committee to a subcommittee or another committee of the Board’s denomination. Additionally, the Compensation Committee may delegate authority over certain compensation plans to the Company’s management as it deems appropriate from time to time. The Compensation Committee also considers recommendations of our Chief Executive Officer in determining the compensation, including stock-based awards, of executive officers other than the Chief Executive Officer. Otherwise, our officers do not have any role in determining the form or amount of compensation paid to our executive officers. The Compensation Committee determined and approved all of the components of compensation for our former Chief Executive Officer Steven Lawrence during fiscal year 2018. Our Board of Directors reviewed the compensation of our “named executive officers” (as such officers are determined under applicable rules of the SEC) and as approved by the Compensation Committee.
Pursuant to its charter, the Compensation Committee is authorized to retain compensation consultants and any other type of legal or accounting adviser, as it deems necessary, to assist in the evaluation of compensation to our executive officers or as necessary or appropriate to carry out any of its responsibilities. As further described under “Executive Compensation — Compensation Discussion and Analysis” below, the Compensation Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent compensation consultant, to review and provide recommendations for our director and executive compensation program, including recommended base salary, target bonus and equity awards for certain of our executive officers and annual retainer and equity awards for our directors. Pearl Meyer reports only to the Compensation Committee and does not perform services for us, except for executive compensation-related services on behalf of, and as instructed by, the Compensation Committee. All compensation decisions were made solely by our Compensation Committee or Board of Directors. The Compensation Committee has assessed the independence of Pearl Meyer pursuant to the applicable Nasdaq and SEC rules and concluded that Pearl Meyer is independent and that no conflict of interest exists that would prevent Pearl Meyer from serving as an independent consultant to the Compensation Committee.

Nominating and Corporate Governance Committee
The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” under the applicable Nasdaq rules. The Nominating and Corporate Governance Committee is responsible for, among other things:
•
assisting our Board of Directors in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to our Board of Directors;

•
reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board of Directors;

•
overseeing the annual self-evaluation of the Board of Directors and its committees;

•
monitoring the functions of the various committees of the Board of Directors and conducting periodic reviews of their contributions;

•
recommending members for each committee of our Board of Directors; and

•
evaluating the Nominating and Corporate Governance Committee’s performance on an annual basis and developing criteria for such evaluation.

Pursuant to its charter, the Nominating and Corporate Governance Committee is authorized to engage any legal, accounting or other advisors it deems necessary or appropriate to carry out its responsibilities.
Meetings and Attendance
During fiscal 2018, there were eight meetings of the Board of Directors, five meetings of the Audit Committee, four meetings of the Compensation Committee and four meetings of the Nominating and Corporate Governance Committee. Each of our directors attended at least 75% of the aggregate meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during his or her tenure in fiscal 2018. In addition, the independent directors meet regularly in executive session without the presence of management. Mr. Kunes, our Chairman of the Board, currently chairs these executive sessions of the independent directors.
Our Board of Directors encourages each director to attend the annual meeting of stockholders. All of our then-current directors attended the 2018 annual meeting of stockholders.
Compensation Committee Interlocks and Insider Participation
Ms. Bender and Messrs. Bleser, Emmett and O’Leary each served on the Compensation Committee during all of fiscal 2018. In addition, Ms. Goldman served on the Compensation Committee in fiscal 2018 through her resignation from the Board of Directors on October 25, 2018. None of these directors is or has been a former or current executive officer or employee of the Company or had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K promulgated by the SEC. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of the Company or a member of the Compensation Committee during fiscal 2018.
Board of Directors Leadership Structure
Our Bylaws do not require separating the roles of Chairman of the Board of Directors and Chief Executive Officer and these roles have been separate since October 2016. Mr. Michael Prendergast currently serves as our Interim Chief Executive Officer and Mr. Kunes has served as our Chairman of the Board since October 2016. At this time, our Board of Directors believes that having an independent director serve as the Chairman of the Board is in the best interests of stockholders because it allows the Chairman to focus on the effectiveness and independence of the Board while the Chief Executive Officer focuses on executing the Company’s strategy and managing the Company’s operations and performance.

In the future, if the Board of Directors determines that the Chief Executive Officer and the Chairman of the Board positions should be held by the same person, or if the Chairman of the Board is a director that does not otherwise qualify as an independent director, the independent directors on the Board will appoint from amongst themselves an independent director to serve as Lead Independent Director.
Board of Directors’ Role in Risk Oversight
Risk is inherent in every business and we face a number of risks as outlined in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended February 2, 2019 and filed with the SEC on May 3, 2019.
Our Board of Directors is responsible for overseeing our risk assessment and risk management functions. As part of this role, the Board of Directors reviews our financial and execution risks and exposures associated with our short and long term plans, cybersecurity, major litigation, management succession planning and other matters that may present material risks to the Company’s operations, plans, prospects, and the steps management has taken to monitor and control these risks. Our Board of Directors has delegated this oversight responsibility to our Audit Committee through its charter. Our Board of Directors has determined that this oversight responsibility can be most efficiently performed by our Audit Committee as part of its overall responsibility for providing independent, objective oversight with respect to our accounting and financial reporting functions, internal and external audit functions and systems of internal controls over financial reporting and legal, ethical and regulatory compliance. Our Audit Committee regularly reports to our Board of Directors with respect to its oversight of these important areas.
Our Board of Directors believes that the processes it has established to administer the Board of Director’s risk oversight function would be effective under a variety of leadership frameworks and therefore do not have a material effect on the Company’s leadership structure described above.
Compensation Risk Assessment
We believe that our compensation programs do not encourage unnecessary or excessive risk taking that could have a material adverse effect on the Company. In particular, our Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. The executive compensation program reflects a balanced approach using both quantitative and qualitative assessments of performance without putting an undue emphasis on a single performance measure. Base salaries are fixed in amount and, thus, do not encourage risk taking. While annual incentive bonuses focus on achievement of annual goals, such annual bonuses are based on both Company and individual performance criteria as described under the “Executive Compensation” section below. In addition, our Compensation Committee retains discretion to reduce bonus amounts otherwise payable based on any factors it deems appropriate. Our Compensation Committee believes that the annual bonus opportunity appropriately balances risk and the desire to focus executives on objectives considered to be important to the Company’s success. A substantial portion of compensation provided to our executive officers is in the form of equity awards that we believe further align executives’ interests with those of our stockholders. Our Compensation Committee believes that these equity awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to the Company’s stock price, and because grants are subject to long-term vesting schedules and our executives are subject to our Share Ownership Guidelines discussed under the “Executive Compensation” section below, we believe these awards help ensure our executives have significant value tied to long-term stock price performance.
Director Nomination Process
Identifying and Evaluating Director Nominee Candidates
Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board of Directors, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee. Stockholders wishing to recommend director candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to our Corporate Secretary at 8760 Clay Road, Houston, Texas 77080,

who will forward all recommendations to the Nominating and Corporate Governance Committee. Stockholders must submit their recommendations on or before February 29, 2020 for consideration for our next annual meeting and provide the following information:
(a)
name of the stockholder, whether an entity or an individual, making the recommendation;

(b)
a written statement disclosing such stockholder’s beneficial ownership of the Company’s shares;

(c)
name of the individual recommended for consideration as a director nominee;

(d)
a written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a director;

(e)
a written statement from the stockholder making the recommendation stating how the recommended candidate meets the independence requirements established by Nasdaq or any other exchange upon which the securities of the Company are traded;

(f)
a written statement disclosing the recommended candidate’s beneficial ownership of the Company’s shares;

(g)
a written statement disclosing relationships between the recommended candidate and the Company which may constitute a conflict of interest; and

(h)
any other information as reasonably requested by the Company.

The Nominating and Corporate Governance Committee may consider the following criteria in recommending candidates for election to the Board of Directors:
•
personal and professional integrity, ethics and values;

•
no relationships that, in the opinion of our Board of Directors or Nominating and Corporate Governance Committee, would interfere with, or have the appearance of interfering with, the exercise of his or her independent judgment as a member of our Board of Directors;

•
experience in the Company’s business and the specialty retail industry;

•
experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•
experience as a board member of another publicly held company;

•
academic expertise in an area of the Company’s operations;

•
willingness and ability to contribute positively to the decision-making process of the Company;

•
demonstrated ability to exercise sound business judgment;

•
potential to contribute to the diversity of viewpoints, backgrounds, or experiences of the Board of Directors as a whole;

•
age; and

•
diligence and dedication to the success of the Company.

The Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders for election to our Board of Directors in the same manner and using the same criteria as used for any other director candidate. The Nominating and Corporate Governance Committee seeks to recommend candidates that further the objective of having a Board of Directors that encompasses a broad range of talents and expertise and reflects diversity in the broadest sense, including persons diverse in gender, age, ethnicity, background and experience. The Nominating and Corporate Governance Committee does not, however, have a formal policy with regard to the consideration of diversity in identifying candidates for the Board of Directors.

Please note that stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Nominating and Corporate Governance Committee as described above) must deliver written notice to our Corporate Secretary in the manner described in Section 1.12 of our Bylaws.
Code of Ethics and Conduct
Our Code of Ethics and Conduct applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Ethics and Conduct addresses, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, company funds and assets, confidentiality and corporate opportunity requirements and the process for reporting violations of the Code of Ethics and Conduct, employee misconduct, conflicts of interest or other violations. Our Code of Ethics and Conduct is available on the Investor Relations section of our website at www.francescas.com. Any amendments to the code, or any waivers of its requirements with respect to our directors and executive officers, will be disclosed in accordance with applicable law, including by posting such amendment or waiver on our website.
Stockholder Communications with the Board of Directors
Stockholders may send written communications to the Board of Directors or to specified individuals on the Board of Directors, c/o Corporate Secretary at 8760 Clay Road, Houston, Texas 77080. All mail received will be opened and communications that relate to matters that are within the scope of the responsibilities of the Board of Directors, other than solicitations, junk mail and frivolous or inappropriate communications, will be forwarded to the Chairman of the Board of Directors or any specified individual director, as applicable. If the correspondence is addressed to the Board of Directors, the Chairman will distribute it to the other members of the Board of Directors if he determines it is appropriate for the full Board of Directors to review.

DIRECTOR COMPENSATION
Under our Director Compensation Policy, annual compensation for the members of our Board of Directors who are not employed by us or any of our subsidiaries (referred to in this section as “non-employee directors”) consists of an annual cash retainer, an additional cash retainer for non-employee directors serving in certain positions as described below, and an annual equity award. A non-employee director who is initially elected or appointed to our Board of Directors (other than on the date of an annual meeting of our stockholders) is eligible to receive a prorated cash retainer and an equity award as of his or her initial election or appointment, with the amount and terms thereof to be determined by our Board of Directors or a committee thereof in its discretion. Our Board of Directors reserves the right to modify the Director Compensation Policy from time to time.
Annual Cash Retainer
Pursuant to the terms of the Director Compensation Policy, each non-employee director receives an annual cash retainer of  $50,000. In addition, the following annual retainers are provided for non-employee directors serving as: (a) Chairman of the Board of Directors receives an annual retainer of  $25,000; (b) Lead Director (serving while the position of Chairman of the Board of Directors is not held by a non-employee director) receives an annual retainer of  $17,500; (c) Chair of the Audit Committee receives an annual retainer of  $15,000; (d) Chair of the Compensation Committee receives an annual retainer of $10,000; and (e) Chair of the Nominating and Corporate Governance Committee receives an annual retainer of  $7,500. Each such retainer is paid at the Company’s annual meeting of stockholders each year. Newly elected or appointed non-employee directors, or non-employee directors who are appointed to one of the positions identified above, receive a prorated retainer upon their election or appointment. Our non-employee directors do not receive any additional fees based on the number of meetings they attend.
Equity Awards
In connection with each annual meeting of our stockholders, the Board of Directors (or a committee thereof) approves an equity award under the 2015 Equity Incentive Plan (the “2015 Plan”) to each non-employee director serving on our Board of Directors immediately following the annual meeting. Under the Director Compensation Policy, the award may be in the form of either a stock option or restricted stock, with the grant in either case having a value of approximately $100,000 (determined using the valuation method based on the assumptions we generally then use in valuing equity awards in our financial reporting). The Board of Directors determines the type of award and the vesting period at the time the grant is made. If a non-employee director retires from the Board of Directors after attaining age 55 and having served on the Board of Directors for at least five years, the director’s unvested equity awards will vest on a pro-rated basis based on the director’s period of service from the grant date through the retirement date.
In May 2018, we granted an award of 16,920 shares of restricted stock to each of our non-employee directors who continued in office following our 2018 annual meeting, namely, Messrs. Bleser, Emmett, Kunes, O’Leary, and Redgrave and Mses. Bender, Goldman and Toulantis. Each restricted stock award is subject to a one-year vesting schedule, with the restricted shares vesting in full on May 31, 2019, the first anniversary of the grant date.
Under our Director Compensation Policy, those members of our Board of Directors who are currently employed by us do not receive additional compensation in connection with their service on our Board of Directors. Accordingly, Mr. Lawrence, our former President and Chief Executive Officer, did not receive compensation for his service on our Board of Directors during fiscal year 2018. The compensation paid to Mr. Lawrence for fiscal year 2018 is presented in the “Executive Compensation” disclosures beginning on page 23 of this Proxy Statement.

Director Compensation Table — Fiscal 2018
The following table sets forth information regarding the compensation of each non-employee director for their service on our Board of Directors for fiscal year 2018.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Patricia Bender	50,000	99,997	149,997
Philip Bleser	50,000	99,997	149,997
Richard Emmett	60,000	99,997	159,997
Laurie Ann Goldman(3)	50,000	99,997	149,997
Richard Kunes	75,000	99,997	174,997
Joseph O’Leary	50,000	99,997	149,997
Martyn Redgrave	65,000	99,997	164,997
Marie Toulantis	57,500	99,997	157,437

(1)
The amounts reported in this column reflect the fair value on the grant date of the equity awards granted to our non-employee directors in fiscal year 2018 computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation — Stock Compensation. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion contained in Notes 1 and 8 to the audited consolidated financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended February 2, 2019 filed with the SEC on May 3, 2019.

(2)
The aggregate number of outstanding restricted stock awards and outstanding options to purchase shares of our common stock held by each non-employee director as of February 2, 2019 were as follows:

Director	Aggregate Number of Outstanding Restricted Shares as of February 2, 2019	Aggregate Number of Outstanding Stock Options as of February 2, 2019
Patricia Bender	16,920	44,673
Philip Bleser	16,920	—
Richard Emmett	16,920	69,049
Laurie Ann Goldman(3)	—	—
Richard Kunes	16,920	70,603
Joseph O’Leary	16,920	30,384
Martyn Redgrave	16,920	12,340
Marie Toulantis	16,920	39,049
(3)
Ms. Goldman resigned from the Board of Directors, effective October 25, 2018.

Indemnification Agreements; Reimbursements
We entered into indemnification agreements with all our directors. See “Certain Relationships and Related Party Transactions — Certain Relationships — Indemnification of Officers and Directors” for more information. All members of our Board of Directors are eligible to receive reimbursement of reasonable and documented costs and expenses incurred by such directors in connection with attending any meetings of our Board of Directors or any committee thereof.
Non-Employee Director Share Ownership Guidelines
The Board of Directors has established share ownership guidelines covering our non-employee directors (the “Director Share Ownership Guidelines”). Under the Director Share Ownership Guidelines, each non-employee director is required to hold “qualifying stock” with a value equal to five times the base annual cash retainer paid to such non-employee director. A non-employee director may not dispose of his or her “qualifying stock” (other than cashless exercises of stock options or sales of common stock necessary to satisfy any tax obligations arising from the vesting of restricted stock or restricted stock units) unless the requirement has been met on or before the date of any such disposition and, after giving effect to such disposition, the non-employee director will not fail to continue to meet the guidelines. For these purposes,

“qualifying stock” includes (1) shares of our common stock held in a brokerage account or for the director’s benefit in trust or through a tax qualified retirement plan, (2) shares of our common stock held by the director’s spouse, (3) shares of restricted stock or restricted stock units with respect to shares of our common stock, and (4) the “in the money” value of vested stock options to purchase our common stock held by the director, determined as of each October 31 and calculated based on the preceding 30-day average per share trading price of our common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction
We operate on a fiscal calendar which, in a given fiscal year, consists of a 52- or 53-week period ending on the Saturday closest to January 31. Any reference herein to “fiscal year 2018” represents the 52-week period from February 4, 2018 to February 2, 2019. This Compensation Discussion and Analysis describes the material compensation arrangements we had for fiscal year 2018 with our “named executive officers,” as determined under the rules of the SEC and identified in the following table.
Name	Title
Steven P. Lawrence	Former President and Chief Executive Officer
Kelly M. Dilts	Executive Vice President, Chief Financial Officer
Marc G. Schuback	Former Senior Vice President, General Counsel and Corporate Secretary (Mr. Schuback was appointed to these positions effective March 20, 2018. He resigned from these positions effective April 20, 2019.)
Mr. Lawrence resigned as President and Chief Executive Officer of the Company effective February 1, 2019, and Michael D. Prendergast was appointed as the Company’s Interim Chief Executive Officer effective February 4, 2019. Under applicable SEC rules, Mr. Prendergast is not considered a named executive officer for fiscal year 2018 as he did not serve as an executive officer during the fiscal year
Executive Summary
The Compensation Committee is responsible for determining the compensation of our named executive officers. Our executive compensation program is guided by the principle that the compensation of executive officers should encourage creation of stockholder value and achievement of strategic corporate objectives. In furtherance of this principle, our executive compensation program includes a number of features intended to reflect best practices in the market and help ensure that the program reinforces our stockholders’ interests. These features are described in more detail below in this Compensation Discussion and Analysis and include the following:
•
We provide our named executive officers with annual performance-based cash award opportunities linked to our annual financial performance (75% weighting) and the achievement of individual goals and objectives (25% weighting). These awards are designed to align each executive’s annual goals for his or her respective area of responsibility with the financial goals of the Company. For fiscal year 2018, we used net sales growth and operating margin to measure our financial performance. For more information on our annual incentive program, see “— Current Executive Compensation Program Elements — Annual Performance-Based Cash Awards” below.

•
The annual equity awards granted to our named executive officers for fiscal year 2018 were performance-based with respect to 50% of the award. The vesting of this performance-based component is contingent on the achievement of pre-established performance goals for the three-year period consisting of our fiscal years 2018, 2019 and 2020 and the executive generally being required to remain employed with us through the third anniversary of the grant date. The remaining 50% of the award vests based on the executive’s continued employment with us through the third anniversary of the grant date. The performance metrics used for our fiscal year 2018 equity awards were compound annual growth rate (“CAGR”) in net sales, earnings per share CAGR and return on invested capital. For more information on our equity awards granted to the named executive officers during fiscal year 2018, see “— Current Executive Compensation Program Elements — Equity-Based Awards” below.

•
Consistent with our pay-for-performance philosophy and our approach of setting rigorous performance goals, we did not pay bonuses to our named executive officers under our annual cash incentive plan for fiscal year 2018 as we did not achieve the threshold performance levels established by the Compensation Committee. Similarly, certain performance-based equity awards previously granted to our executives that were based on our achievement of specified financial targets for the three-year period consisting of fiscal years 2016, 2017 and 2018 did not vest as the requisite performance levels were not achieved. We believe that these results are consistent with our pay-for-performance philosophy in light of our performance during the fiscal year.

•
Under the arrangements approved by the Compensation Committee, Mr. Lawrence’s target direct compensation for fiscal year 2018 (consisting of his annual base salary, target annual bonus and the target value of his expected annual performance-based equity awards) was approximately 75% “at-risk” variable compensation (meaning that the compensation was performance-based and/or with a value dependent on our stock price).

•
To further promote alignment of management and stockholder interests, all executives at the level of Senior Vice President or higher are subject to the Company’s stock ownership guidelines as described in detail below under “Share Ownership Guidelines.”

•
The Compensation Committee has retained and, in setting the Company’s executive compensation policies, has sought the advice of an independent compensation consultant.

•
The Compensation Committee has adopted a clawback policy that allows the Company to recover certain performance-based compensation previously paid to our executive officers if a material restatement of our financial statements occurs, as well as policies that prohibit our executive officers and directors from pledging our stock or engaging in certain hedging transactions.

Executive Compensation Philosophy and Objectives
The Compensation Committee conducts an annual review of our executive compensation program to help ensure that: (1) the program is designed to align the interests of our named executive officers with our stockholders’ interests by rewarding performance that is tied to creating stockholder value; and (2) the program provides a total compensation package for each of our named executive officers that we believe is competitive.
We accomplish these objectives by providing a total compensation package which includes three main components: base salary, annual performance-based cash awards and long-term equity-based awards. We believe that in order to attract and retain top executives, we need to provide them with compensation levels that reward their continued service. Some of the elements, such as base salaries and annual cash bonus, are paid out on a short-term or current basis. Other elements, such as benefits provided upon certain terminations of employment and the equity awards that are subject to multi-year vesting schedules, are paid out on a long-term basis. We believe this mix of short- and long-term elements allows us to achieve our goals of attracting, retaining and motivating our top executives. We also, in certain cases, provide our named executive officers with certain relocation and other benefits in connection with their joining the Company.
In structuring executive compensation packages, the Compensation Committee considers how each component promotes retention and motivates performance. Base salaries, severance and other termination benefits are primarily intended to attract and retain highly qualified executives. These elements of our executive compensation program are generally not dependent on performance. Annual cash bonus and long-term equity incentive opportunities provide further incentives to achieve performance goals specified by the Compensation Committee, to enhance alignment with stockholder interests and/or to continue employment with us through specified vesting dates.
We believe that by providing a significant portion of our named executive officers’ total compensation package in the form of equity-based awards, we are able to create an incentive to build stockholder value over the long-term and more closely align the interests of our named executive officers to those of our stockholders. Our annual equity awards to the named executive officers for fiscal year 2018 consisted of restricted stock awards, 50% of which vest only if specified performance goals established by the

Compensation Committee for the particular performance period are met and only if the executive remains employed with us through the end of the applicable performance period. For additional information regarding equity-based awards granted to our named executive officers during fiscal year 2018, see “— Current Executive Compensation Program Elements — Equity-Based Awards”, below.
Our annual performance-based cash awards, while a less significant portion (relative to our equity-based awards) of our total compensation package, are also primarily contingent upon the achievement of financial performance metrics. The amount of compensation ultimately received for these awards varies with our annual financial performance, thereby providing additional incentives to achieve short-term or annual goals that we believe will maximize stockholder value over the long-term.
Compensation Determination Process
Role of the Compensation Committee and our Executive Officers
Our executive compensation program is determined and approved by our Compensation Committee. During fiscal year 2018, the Compensation Committee was responsible for the oversight, implementation and administration of all of our executive compensation plans and programs. None of the named executive officers are members of the Compensation Committee or otherwise had any role in determining the compensation of the other named executive officers, although the Compensation Committee considers the recommendations of our Chief Executive Officer in setting compensation levels for our executive officers other than our Chief Executive Officer. The Compensation Committee determined and approved all of the components of compensation for our Chief Executive Officer. Our Board of Directors reviewed the compensation of our named executive officers as approved by the Compensation Committee.
Determination of Compensation
Our compensation is highly individualized, the result of arm’s-length negotiations and based on a variety of factors, including our financial condition and available resources, our need for a particular position to be filled and the compensation levels of our other executive officers. As discussed below, we informally consider the competitive market for the corresponding positions within the specialty retail apparel industry in determining the compensation of our executive officers. However, we do not set executive compensation levels at any specific level against other companies. Except as otherwise noted, our Compensation Committee’s executive compensation determinations contain a subjective element and are generally based on the experience and general knowledge possessed by members of our Compensation Committee taking into account the executive’s responsibilities and experience, our financial and operational performance and the individual performance of the executive, as well as market information provided by an independent compensation consultant of the Compensation Committee as discussed below.
Compensation Consultant
For fiscal year 2018, our Compensation Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) to serve as its independent compensation consultant. Other than its engagement by the Compensation Committee, Pearl Meyer provides no other services to us or any of our subsidiaries. The Compensation Committee has assessed the independence of Pearl Meyer and concluded that Pearl Meyer is independent and its engagement of Pearl Meyer does not raise any conflict of interest with us or any of our directors or executive officers.

The Compensation Committee works with Pearl Meyer periodically to select a peer group of companies in our industry to assist the committee in making its compensation decisions. In March 2018, when the Compensation Committee determined the compensation of our named executive officers for fiscal year 2018, Pearl Meyer provided information on the compensation levels for similarly situated executives with the following peer group of companies:
Anthropologie Group(1)	New York & Company Inc.
The Buckle, Inc.	Tilly’s, Inc.
The Cato Corporation	Vera Bradley, Inc.
Christopher & Banks Corporation	Zumiez, Inc.
Destination Maternity Corporation

(1)
For evaluating the compensation of our Chief Executive Officer only, the Compensation Committee considered the compensation provided to the chief executive officer of Anthropologie Group, a subsidiary of Urban Outfitters, Inc., as reported in the public filings of Urban Outfitters, Inc.

These companies were selected as they were similar to us in size; at the time the peer group was selected, our market capitalization was positioned at approximately the median of this peer group. The companies listed above were the same peer companies used for the evaluation of our executive compensation program for the prior fiscal year.
In May 2018, the Compensation Committee reviewed the peer group with Pearl Meyer and determined that additional companies should be added to the peer group in order to allow for a more robust set of data for purposes of compensation analysis. Accordingly, The Container Store Group, Inc., Duluth Holdings Inc., J.Jill, Inc. and Vince Holding Corp. were added to the group as these companies are in the same industry and similar to us in size, customer base and product offering.
Although the Compensation Committee reviews and discusses the peer company compensation data provided by Pearl Meyer to help inform its decision making process, the Compensation Committee does not set compensation levels at any specific level or percentile against the peer group data. The peer company data is only one point of information taken into account by the Compensation Committee in making compensation decisions.
The Role of Stockholder Say-on-Pay Votes
At the annual meeting of our stockholders held in May 2018, our stockholders were provided with an opportunity to cast an advisory vote on our executive compensation program through a say-on-pay proposal. Approximately 94% of votes cast were in favor of our executive compensation program. The Compensation Committee believes that our compensation program includes a number of features (noted above) that reflect best practices in the market and that this voting result affirms stockholders’ support of the Company’s general approach in compensating its executive officers. Our Compensation Committee will continue to consider the outcome of the Company’s say-on-pay proposals when making future compensation decisions for our named executive officers.
Current Executive Compensation Program Elements
The current elements of our executive compensation program are:
•
base salaries;

•
annual performance-based cash awards;

•
equity-based incentive awards; and

•
certain additional employee benefits.

We strive to achieve an appropriate mix between the various elements of our compensation program to meet our compensation objectives and philosophy; however, we do not apply any rigid allocation formula in setting our named executive officers’ compensation, and we may make adjustments to this approach for various positions after giving due consideration to prevailing circumstances.

As discussed throughout this Compensation Discussion and Analysis, the compensation policies and programs applicable to our named executive officers reflect our objective of aligning the interests of our executive officers with our stockholders’ interests in enhancing stockholder value over the long term. Applying this philosophy, a significant portion of overall compensation opportunities offered to our named executive officers is in the form of  (i) equity-based compensation with a value directly linked to our stock price and, as to a substantial portion of such awards, the achievement of specified performance goals and (ii) annual performance-based cash awards contingent upon achievement of measurable financial objectives.
Base Salary
We provide an annual base salary to our named executive officers to induce talented executives to join or remain with the Company, to compensate them for their services during the fiscal year and to provide them with a stable source of income. For fiscal year 2018, each of our named executive officers had an employment letter agreement which set forth his or her minimum level of annual base salary. The base salary levels of continuing named executive officers are reviewed annually by our Compensation Committee taking into account the factors noted above under “Determination of Compensation”, to determine whether an adjustment is warranted.
In March 2018, our Compensation Committee considered the annual base salaries of our named executive officers then employed with us and determined that no changes would be made to their salary levels. Mr. Schuback’s base salary was established upon his joining the Company in March 2018. The Compensation Committee determined in each case, based on its judgment, that these salary levels were appropriate after taking into account the base salaries of similarly situated officers with our peer companies, the executive’s experience and the importance of the executive’s services to us, and the general knowledge and expertise possessed by the members of our Compensation Committee.
The annual base salary levels for fiscal year 2018 for each of our named executive officers were as follows:
Name	Annual Base Salary
Steven P. Lawrence	$775,000
Kelly M. Dilts	$380,000
Marc G. Schuback	$340,000
Annual Performance-Based Cash Awards
We maintain the Francesca’s Holdings Corporation Executive Bonus Plan (the “Executive Bonus Plan”) to provide eligible employees of the Company and our subsidiaries with annual performance-based cash award opportunities linked to our annual financial performance and the qualitative assessment of each executive’s individual performance. The purposes of the Executive Bonus Plan are: (1) to promote the interests of the Company and its stockholders by providing compensation opportunities that are competitive with other companies; and (2) to provide performance-based cash awards to those individuals who contribute to the long-term performance and growth of the Company.
The target annual bonus for each eligible executive is set at a percentage of the executive’s base salary. Pursuant to their employment letter agreements, the target award amounts for fiscal year 2018 were 100% of base salary for Mr. Lawrence, 50% of base salary for Ms. Dilts and 40% of base salary for Mr. Schuback. However, Mr. Lawrence was not eligible for a bonus under the Executive Bonus Plan for fiscal year 2018 as he was not employed with the Company through the end of the fiscal year. The Compensation Committee determined, in its judgment, that the target bonus amounts for the named executive officers were reasonable based on the Compensation Committee’s expertise and knowledge of general industry practices and consideration of the factors identified above.
Under the Executive Bonus Plan for fiscal year 2018, we must achieve one of the threshold performance goals noted in the table below for any bonuses to be payable for the fiscal year. If any threshold goal is achieved, each executive’s bonus would be based: (a) 75% on Company performance and (b) 25% on individual performance. With respect to the 75% Company performance component, one-half  (or 37.5% of total) is based on the achievement of net sales growth (“net sales growth component”) and one-half

(37.5% of total) is based on the achievement of operating margin (“operating margin component”). The bonus for each component would be determined by multiplying the relative weighting for that component by a payout percentage (determined using the table below for the net sales growth and operating margin components and, as to the individual performance component, on the Compensation Committee’s qualitative assessment of each executive’s individual performance during the year). For fiscal year 2018, the qualitative assessment of each named executive officer’s individual performance metric was intended to measure the executive’s performance of the duties, tasks and activities the executive was asked to perform in his or her respective role with the Company during the year. The Compensation Committee retains the discretion to reduce, but not increase, the amount of any bonus otherwise payable to our executive officers based on such factors as it deems appropriate.
The Company’s performance targets and the corresponding payout percentage for fiscal year 2018, which were approved by the Board of Directors and adopted by the Compensation Committee at the beginning of the fiscal year, are as follows (with the percentage determined by linear interpolation for performance between these levels):
Fiscal Year 2018 Performance Targets
Performance Level	Net Sales Growth	Operating Margin	Payout Percentage
Below Threshold	Less than 4.8%	Less than 3.7%	0%
Threshold	4.8%	3.7%	25%
Target	7.8%	6.5%	100%
Maximum	10.8% or more	9.3% or more	150%
The Compensation Committee chose net sales growth and operating margin to measure Company performance for the fiscal year 2018 bonus program because these metrics represent objectively determinable financial targets that we believe indicate our growth and overall success. The Compensation Committee established performance targets at levels it believed to be challenging yet attainable. While these levels were lower than those used for the fiscal year 2017 bonus program, the net sales growth threshold level was significantly higher than our actual net sales growth achieved in fiscal year 2017, and the operating margin target level was also higher than our actual operating margin achieved in fiscal year 2017. For these purposes, “net sales growth” is the net sales growth percentage for fiscal year 2018 compared to fiscal year 2017 as determined in accordance with generally accepted accounting principles (“GAAP”), and “operating margin” is operating income (defined as net sales minus cost of goods sold, occupancy and selling, general and administrative expenses) divided by net sales, in each case as determined in accordance with GAAP. The Compensation Committee selected operating margin as a performance metric for fiscal year 2018 to provide further incentive to appropriately manage margins and control costs. The payout percentage for each metric is determined by linear interpolation if the Company’s actual performance falls between the levels provided in the table above. No bonuses would be payable under the Executive Bonus Plan for fiscal year 2018 if neither of the threshold goals for these metrics were achieved.
In March 2019, the Compensation Committee determined that, for fiscal year 2018, our net sales decreased 9% compared with fiscal year 2017 and operating loss was 8%. As each of these performance levels was below the threshold level established by the Compensation Committee for that metric and consistent with our pay-for-performance philosophy, no bonuses were paid to the other named executive officers under the Executive Bonus Plan for fiscal year 2018.
Equity-Based Awards
As discussed throughout this Compensation Discussion and Analysis, in order to further align the interests of our named executive officers with those of the Company’s stockholders, the Compensation Committee has determined that a significant portion of each named executive officer’s compensation opportunities should be in the form of equity-based awards. Equity-based awards are made under, and subject to the terms of, our stockholder-approved equity incentive plan. In general, all equity-based awards to our named executive officers are determined at the discretion of our Compensation Committee after consideration of the factors noted above under “Determination of Compensation.” In addition, our Compensation

Committee considers the named executive officer’s current position with the Company, the size of his or her total compensation package and the executive’s existing vested and unvested equity-based awards. While our equity awards in recent years have primarily been in the form of restricted stock that vests based on achievement of pre-established performance goals, the Compensation Committee retains the flexibility to consider Company and individual performance and any other factors it considers appropriate in determining the type, level and design of any equity award grant.
2018 Restricted Stock Awards.   In March 2018, we granted each of our named executive officers a restricted stock award expressed as a dollar value. Each of these stock awards consisted of two components: (1) a performance-based award with respect to a target number of shares determined by dividing 50% of the dollar amount of the total award by the closing price of our common stock on the grant date, and (2) a time-based award with respect to a number of shares determined by dividing 50% of the dollar amount of the total award by the closing price of our common stock on the grant date. The performance-based award covers a three-year period consisting of fiscal years 2018, 2019 and 2020, with vesting of the award determined based on achievement of performance goals established by the Compensation Committee and described in detail below and the executive’s continued employment through the third anniversary of the grant date. Each of the time-based awards is scheduled to vest in one installment on the third anniversary of the grant date.
The following table sets forth the dollar value of the total award of shares of restricted stock (including both the time-based and performance-based components of the awards described above) granted by the Company in March 2018 to the named executive officers:
Name	Restricted Stock Award
Steven P. Lawrence	$1,500,000
Kelly Dilts	$500,000
Marc Schuback	$330,000
Vesting of the performance-based awards granted during fiscal year 2018 is determined as follows: (a) 40% of the target number of shares subject to the performance award will become eligible to vest based upon achievement of the target level of CAGR for the Company’s net sales (“Net Sales”) established by the Compensation Committee for the three-year performance period covered by the award; (b) 40% of the target number of shares subject to the performance award will become eligible to vest based upon achievement of the target level of CAGR for the Company’s earnings per share (“EPS”) established by the Compensation Committee for the three-year performance period; and (c) 20% of the target number of shares subject to the performance award will become eligible to vest based upon achievement of the target level of the Company’s return on invested capital (“ROIC”) established by the Compensation Committee for the three-year performance period. The Compensation Committee also established a threshold and maximum performance level for each metric, with the vesting percentage for each metric to be determined in accordance with the following table:
Performance Level for Metric	Vesting Percentage for That Metric
Below Threshold	0%
Threshold	75%
Target	100%
At or Above Maximum	150%
If the Company’s actual performance for a particular metric is between the threshold and target, or between the target and maximum, performance levels, the vesting percentage for the portion of the award allocated to that metric will be determined by linear interpolation between the two levels. In addition, the vesting percentage for the Net Sales CAGR metric is subject to increase or decrease by up to 25% based on the Company’s average annual growth in comparable sales over the three-year performance period against goals established by the Compensation Committee. However, in no event will the performance award vest as to more than 150% of the target number of shares subject to the award.

For purposes of these awards, “Net Sales” and “EPS” for a particular period are each as determined by the Company in accordance with GAAP (with EPS being subject to adjustments for stock splits, reverse stock splits, stock dividends and repurchases by the Company of its outstanding shares of common stock during the applicable period), and “ROIC” is calculated by dividing (a) the Company’s income from operations less any income tax expense (each as determined in accordance with GAAP) for the particular period, by (b) the Company’s average invested capital over the performance period (with “invested capital” being determined as the excess of the Company’s total assets over its total liabilities, each as determined under GAAP and excluding certain amounts defined for purposes of the award as excess cash). Each performance metric is subject to adjustments to mitigate the unbudgeted impact of material, unusual or non-recurring gains and losses, accounting changes or other similar items specified by the Compensation Committee.
The Compensation Committee believes that performance-based restricted stock awards further link the interests of our executives with those of our stockholders (as the ultimate value of the award depends on our stock price since the award is denominated in shares of our common stock), as well as creating a significant long-term performance incentive (as vesting of the restricted stock depends on achievement of specified performance targets for the entire three-year performance period) and a long-term retention incentive (as the award is subject to a three-year time-based vesting period). For fiscal year 2018, the Compensation Committee determined that it would also be appropriate to structure a portion of the executives’ annual equity awards as time-based to provide an additional retention incentive for our management team.
Additional information regarding the material terms of the equity awards granted to our named executive officers for fiscal year 2018 is set forth in the “Grants of Plan-Based Awards During Fiscal Year 2018” table and under the heading, “— Equity Incentive Plan Awards”, below. Information regarding the material terms of the equity awards granted to our named executive officers following fiscal year 2018 is set forth below in this Compensation Discussion and Analysis under the heading, “— Actions Taken Subsequent to Fiscal Year 2018.”
The awards granted to Mr. Lawrence during fiscal year 2018 described above terminated without vesting upon his resignation as our Chief Executive Officer and President effective February 1, 2019. The awards granted to Mr. Schuback during fiscal year 2018 described above terminated without vesting upon his resignation as our Senior Vice President and General Counsel effective April 20, 2019.
Determination of Vesting of 2016 Performance Stock Awards.   During fiscal year 2016, we granted Mr. Lawrence and Ms. Dilts a performance-based restricted stock award that covered a three-year performance period consisting of our 2016, 2017 and 2018 fiscal years. These awards are generally subject to the same vesting requirements as our performance-based grants to the named executive officers for fiscal year 2018 described above (i.e. allocated 40% to a Net Sales CAGR goal, 40% to an EPS CAGR goal, and 20% to an ROIC goal). The award to Mr. Lawrence was granted in connection with his joining the Company in October 2016, with the target number of shares subject to the award determined by dividing $452,000 (which represents Mr. Lawrence’s expected annual equity grant value under his employment agreement of  $1,500,000, prorated to reflect his period of employment with the Company during fiscal year 2016) by the closing price of our common stock on the last trading day before his start date. However, Mr. Lawrence’s award terminated without vesting on his resignation as our Chief Executive Officer and President effective February 1, 2019. The award to Ms. Dilts was granted in connection with her joining the Company in April 2016, with the target number of shares subject to the award determined by dividing $350,000 by the closing price of our common stock on the last trading day before her start date.

To determine vesting of these fiscal year 2016 awards, the Compensation Committee established the following performance goals and vesting percentages for each metric for the three-year performance period (with the vesting percentage determined by linear interpolation for performance between the levels stated in the table):
Performance Level	Net Sales CAGR	EPS CAGR	ROIC	Vesting Percentage
Below Threshold	Less than 14.0%	Less than 14.0%	Less than 38.0%	0%
Threshold	14.0%	14.0%	38.0%	75%
Target	16.0%	20.0%	42.1%	100%
Maximum	18.0% or more	26.0% or more	46.2% or more	150%
As with the fiscal year 2018 performance awards described above, the vesting percentage for the Net Sales CAGR metric was subject to modification based on the Company’s average annual growth in comparable sales over the three-year performance period. Specifically, the vesting percentage for Net Sales CAGR would be increased by 25% if the average annual comparable sales growth increased by more than 6% during the performance period and would be reduced by 25% if average annual growth in comparable sales was less than 3% during the performance period. No modification would be made if the average annual growth in comparable sales was between 3% and 6%. In no event would the award vest as to more than 150% of the target number of shares subject to the award.
In March 2019, the Compensation Committee determined that, for the three-year performance period consisting of fiscal years 2016, 2017 and 2018, our Net Sales CAGR was a decrease of 1%, our EPS CAGR was a decrease of 209%, and our ROIC was 13%. As each of these performance levels was below the threshold level established by the Compensation Committee for that metric and consistent with our pay-for-performance philosophy, the award granted to Ms. Dilts during fiscal year 2016 terminated without vesting as of the last day of fiscal year 2018.
Additional Benefits
We provide our named executive officers with benefits on the same terms available to our employees generally, as well as relocation benefits in certain cases in connection with the hiring of new executives as described below.
Retirement Plan Benefits.   We do not sponsor a defined benefit retirement plan as we do not believe that such a plan best serves the needs of our employees or the business at this time. However, we do sponsor a defined contribution (“401(k)”) retirement plan. The 401(k) plan is generally available to all eligible employees, including our named executive officers, and allows them to elect to make contributions up to the maximum limits allowable under the tax laws. We currently provide a 100% matching contribution on the first 3% of employee contributions and an additional 50% matching contribution on the next 2% of employee contributions. Employees’ contributions and Company matching contributions vest immediately.
Health and Welfare Benefits.   Our named executive officers have the option to participate in various employee welfare benefit programs, including medical, dental and life insurance benefits. These benefit programs are generally available to all employees.
Relocation Assistance.   The Company’s business needs require, on occasion, to relocate certain employees. To meet this need, we may, on a case by case basis, cover certain expenses, including temporary housing, relocation, living and travel expenses. In fiscal year 2018, we provided a relocation allowance of  $75,000 to Mr. Schuback to help cover his expenses in relocating to the Houston, Texas area. This relocation allowance is subject to repayment to the Company if Mr. Schuback voluntarily resigns within 12 months after his start date.

Employment Agreements, Severance and Change in Control Benefits
Employment Agreements
Amounts paid to our named executive officers in fiscal year 2018 were based in part on employment letter agreements in place with each executive. Each employment letter agreement specifies the executive’s initial annual base salary, target bonus and equity-based awards, as well as the executive’s eligibility to participate in the Company’s benefit plans. We believe that it is in the best interests of the Company to enter into employment agreements with our executives to help foster long-term retention, and promote stability among the management team, while still allowing the Compensation Committee to exercise considerable discretion in designing our incentive compensation program and rewarding performance. The employment letter agreements we have entered into with our named executive officers are described in further detail in the narrative following the “Summary Compensation Table” below.
Severance
The employment letter agreements we have entered into with our named executive officers also generally provide for severance and other termination benefits which are designed to provide economic protection so that an executive can remain focused on our business without undue personal concern in the event that his or her position is eliminated or, in some cases, significantly altered by the Company, which we believe is particularly important in light of the executives’ leadership roles at the Company. The Compensation Committee believes that providing severance or similar benefits is common among similarly situated executives in the specialty retail industry generally and remains important in recruiting and retaining key executives. For more information regarding the potential payments and benefits that would be provided to our named executive officers in connection with certain terminations of their employment (including terminations in connection with a change in control) on the last business day of fiscal year 2018, please see “— Potential Payments upon Termination or Change in Control”, below.
Change in Control Provisions
The prospect of a change in control of the Company can cause significant distraction and uncertainty for executive officers and, accordingly, the Compensation Committee believes that appropriate change in control protections are important tools for aligning executives’ interests with those of our stockholders by allowing our executive officers to focus on strategic transactions that may be in the best interest of our stockholders without undue concern regarding the effect of such transactions on their continued employment. Accordingly, as described in “— Potential Payments upon Termination or Change in Control” below, awards granted pursuant to our stock incentive plans may vest, at the discretion of the plan administrator, in certain circumstances upon a change in control (as defined in the plan or the applicable award agreement). In addition, the equity-based awards granted to our named executive officers generally provide for accelerated vesting of the award if the executive’s employment is involuntarily terminated in connection with a change in control of the Company. For more information regarding these provisions of our equity awards, please see “— Potential Payments upon Termination or Change in Control”, below.
We do not provide our executives with tax “gross-up” payments in connection with a termination of their employment and/or a change in control of the Company.
Actions Taken Subsequent to Fiscal Year 2018
As noted above, Mr. Prendergast was appointed Interim Chief Executive Officer of the Company effective February 4, 2019. Mr. Prendergast is employed as a Senior Director at Alvarez & Marsal, part of a global professional services firm (“A&M”). In connection with Mr. Prendergast’s appointment, the Company entered into an engagement letter with A&M to provide for, among other things, Mr. Prendergast’s services as the Company’s Interim Chief Executive Officer (the “Engagement Letter”). Under the terms of the Engagement Letter, during his service at the Company, Mr. Prendergast will continue to be employed by A&M and will not receive any compensation from the Company or participate in any of the Company’s employee benefit plans. The Company will instead pay A&M a fee at an average monthly rate of approximately $100,000 for the Interim Chief Executive Officer services provided by Mr. Prendergast in accordance with the terms of the Engagement Letter. Pursuant to the Engagement Letter, the Company

will pay A&M a retainer in the amount of  $250,000, which will be credited against amounts due at termination of the engagement and returned upon the satisfaction of all obligations under the Engagement Letter, and will also reimburse A&M for reasonable and documented out-of-pocket expenses. In addition, the Company and A&M recognize that it is appropriate that A&M receive incentive compensation for its services, and the parties will seek to reach an agreement on the terms and amount of such incentive compensation. The Engagement Letter may be terminated with immediate effect by either party at any time without cause by giving written notice to the other party, subject to the payment of fees and expenses incurred by A&M through the effective date of termination (and, under certain circumstances, the payment of incentive compensation to A&M on terms to be agreed between the parties). The Engagement Letter also contains certain covenants, including a two year-non-solicitation provision applicable to the Company.
In April 2019, the Compensation Committee approved the compensation program for fiscal year 2019 for our officers, including Ms. Dilts. Ms. Dilts’ bonus opportunity relates 80% to Company performance and 20% to individual performance. The Company’s performance will be measured against pre-established goals for adjusted operating income during the fiscal year, which excludes certain non-recurring items as reported in the Company’s earnings releases. The bonus is contingent on achievement of a minimum level of adjusted operating income. Ms. Dilts’ target bonus for fiscal year 2019 is 50% of her base salary (the same as her target bonus for fiscal year 2018 identified above).
The Compensation Committee also approved a retention bonus opportunity for Ms. Dilts of  $380,000, which will be payable if her employment with the Company continues through April 1, 2020 or if her employment is terminated by the Company without cause or by her for good reason prior to that date.
Ms. Dilts was also granted an award of restricted stock units with a target grant date value of  $500,000. The award consists of two components: (1) a performance-based award with respect to a target number of shares determined by dividing 50% of the dollar amount of the award by the closing price of our common stock on the grant date, and (2) a time-based award with respect to a number of shares determined by dividing 50% of the dollar amount by the closing price of our common stock on the grant date. The performance award covers a three-year period consisting of fiscal years 2019, 2020 and 2021 and generally has the same structure as the fiscal year 2018 performance awards described above, although the performance metrics have been modified so that the vesting of 40% of the award will be determined based on the Company’s net sales CAGR for the three-year performance period (subject to a modifier based on comparable sales growth for that period), the vesting of 40% of the award will be determined based on the Company’s EPS for that period (subject to adjustments to exclude certain non-recurring expenses as reported in our earnings releases), and the vesting of 20% of the award will be determined based on the Company’s ROIC for that period, in each case as measured against performance targets established by the Compensation Committee. Vesting of these awards is also contingent on the executive’s continued employment with us through the entire three-year period covered by the award. The performance-based award may vest as to between 0% and 150% of the target number of shares subject to the award. Each of the time-based awards is scheduled to vest in one installment on the third anniversary of the grant date.
Tax Considerations
Section 162(m) of the federal tax laws generally prohibits a publicly-held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the company’s compensation committee under a plan approved by the company’s stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit. Such performance-based compensation exception was eliminated with respect to tax years beginning January 1, 2018 and awards granted after November 2, 2017 as a result of the enactment of the Tax Cuts and Jobs Act in December 2017. As one of the factors in its consideration of compensation matters, the Compensation Committee notes this deductibility limitation. However, the Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and our stockholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible.

Share Ownership Guidelines
Our Compensation Committee has adopted share ownership guidelines (the “Share Ownership Guidelines”) applicable to each of our Chief Executive Officer, President, any Executive Vice President and any Senior Vice President who is awarded equity-based compensation (collectively, “Senior Officers”). The purpose of the Share Ownership Guidelines is to further align the interests of our management with those of our stockholders. Under the Share Ownership Guidelines, each Senior Officer shall hold “qualifying stock” with a value equal to a certain multiple of the participant’s base salary. The multiples to be applied are as follows: (1) five times the base salary for our Chief Executive Officer, President; (2) three times the base salary for any Executive Vice President; and (3) two times the base salary for any Senior Vice President. “Qualifying stock”, as defined by the Share Ownership Guidelines, includes (1) shares of our common stock held by the Senior Officer in a brokerage account for the individual’s benefit, in trust or through a tax qualified retirement plan, (2) shares of our common stock held by the Senior Officer’s spouse, (3) restricted stock, (4) restricted stock units, and (5) “in the money” value of vested stock options to purchase our common stock held by such participant, determined as of each October 31 and calculated based on the preceding 30-day average per share trading price of our common stock. No Senior Officer may dispose of his or her “qualifying stock” (other than dispositions to meet federal and state withholding tax withholding requirements) unless the guidelines have been met on or before the date of such disposition and, after giving effect to such disposition, the participant will continue to satisfy the guidelines. The Compensation Committee administers the Share Ownership Guidelines and may amend and or permit exceptions to the Share Ownership Guidelines as it deems appropriate in the circumstances.
Clawback and Anti-Hedging and Anti-Pledging Policies
In August 2018, our Compensation Committee adopted a policy that allows the Board of Directors to seek reimbursement of performance-based compensation previously paid to the named executive officers in certain circumstances. If there is a material restatement of our financial statements due to material non-compliance with financial reporting requirements under applicable U.S. securities laws, the Company may seek reimbursement of any compensation awarded to the executive in excess of the amount that would have been awarded based on the restated financial results. In addition, if a named executive officer knowingly engaged in misconduct that was a material factor in such a restatement of our financial statements, the Company may seek recoupment of the proceeds from the sale of any shares issued to the executive upon exercise of a Company stock option or vesting of a Company restricted stock award occurring during the 12-month period preceding the announcement by the Company of its obligation to restate its financial statements. The policy applies to short-term incentive opportunities and equity-based grants awarded by the Company on or after August 27, 2018.
Our Compensation Committee also has adopted a policy that prohibits our executive officers and directors from pledging our stock or engaging in certain hedging transactions.

Compensation Committee Report
The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee currently consists of Mr. Emmett (Chair), Ms. Bender, Mr. Bleser and Mr. O’Leary, each of whom our Board of Directors has determined is independent under the applicable Nasdaq rules.
The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.
Compensation Committee of the Board of Directors
Richard Emmett (Chair)
Patricia Bender
Philip Bleser
Joseph O’Leary
The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

COMPENSATION OF NAMED EXECUTIVE OFFICERS
Summary Compensation Table — Fiscal Years 2016 to 2018
The following table presents information regarding compensation earned by each of our named executive officers for services rendered during fiscal years 2018, 2017 and 2016. The “Summary Compensation Table” should be read in conjunction with the tables and narrative descriptions that follow.
Name and Principal Position	Year	Salary ($)	Bonus ($)(5)	Stock Awards ($)(6)(7)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(8)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(9)	Total ($)
Steven P. Lawrence, Former President and Chief Executive Officer(1)	2018	775,000	—	1,499,998	—	—	—	71,752	2,346,750
	2017	775,000	—	1,499,987	—	—	—	13,977	2,288,964
	2016	238,462	300,000	1,981,602	—	154,373	—	5,033	2,679,470
Kelly M. Dilts Executive Vice President, Chief Financial Officer(2)	2018	380,000	—	499,996	—	—	—	11,577	891,573
	2017	358,154	—	499,996	—	—	—	9,106	867,256
	2016	275,962	—	502,658	—	89,816	—	2,692	871,128
Marc G. Schuback Former Senior Vice President, General Counsel and Corporate Secretary(3)	2018	292,923	—	329,998	—	—	—	79,708	702,629

(1)
Mr. Lawrence was appointed as President and Chief Executive Officer effective as of October 10, 2016. He resigned from these positions effective February 1, 2019.

(2)
Ms. Dilts was appointed as Executive Vice President and Chief Financial Officer effective April 18, 2016.

(3)
Mr. Schuback was appointed Senior Vice President, General Counsel and Corporate Secretary effective March 20, 2018. He resigned from these positions effective April 20, 2019.

(4)
For Mr. Lawrence, the amount reported in this column for fiscal year 2016 consists of a signing bonus provided under his employment agreement upon his joining the Company.

(5)
The amounts reported in these columns for each fiscal year reflect the fair value on the grant date of the stock awards granted to our named executive officers for the fiscal year. These values have been computed in accordance with the FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion contained in Notes 1 and 8 to the audited consolidated financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended February 2, 2019, filed with the SEC on May 3, 2019.

(6)
A portion of the amounts reported in the “Stock Awards” column reflects the grant-date fair value of performance-based restricted stock awards granted to the executives in fiscal years 2016, 2017 and 2018 assuming the target level of performance conditions was achieved. These amounts were based on the probable outcome (as of the grant date) of the performance-based conditions applicable to the awards, as determined under generally accepted accounting principles. The following table presents the aggregate grant-date fair value of these performance-based awards granted in fiscal years 2016, 2017 and 2018 included in the “Stock Awards” column for these fiscal years and the aggregate grant-date fair value of these awards assuming that the highest level of performance conditions was achieved.

	Aggregate Grant Date Fair Value of Performance Awards
	Fiscal Year 2016		Fiscal Year 2017		Fiscal Year 2018
Name	Based on Probable Outcome as of the Grant Date	Based on Maximum Performance	Based on Probable Outcome as of the Grant Date	Based on Maximum Performance	Based on Probable Outcome as of the Grant Date	Based on Maximum Performance
Steven P. Lawrence	$458,889	$688,333	$974,981	$1,462,463	$749,997	$1,124,995
Kelly M. Dilts	$352,658	$528,987	$324,983	$487,466	$249,996	$374,994
Marc G. Schuback	—	—	—	—	$164,999	$247,496
(7)
Represents the amounts paid under our performance-based cash award plan for each fiscal year. See “Compensation Discussion and Analysis — Current Executive Compensation Program Elements —  Annual Performance-Based Cash Awards” above, for more details.

(8)
The following table provides detail on the amounts reported in the All Other Compensation column of the table above for each named executive officer for fiscal year 2018:

Name	401(k) Matching Contributions ($)	Relocation Benefit ($)	Payment of Accrued Paid Time Off Upon Resignation ($)	Total ($)
Steven P. Lawrence	10,193	—	61,559	71,752
Kelly M. Dilts	11,577	—	—	11,577
Marc G. Schuback	4,708	75,000	—	79,708
Grants of Plan-Based Awards During Fiscal Year 2018
The following table presents information regarding the non-equity incentive awards and equity-based awards granted to each of our named executive officers during fiscal year 2018. For more information on each of these awards, please see the “Compensation Discussion and Analysis — Current Executive Compensation Program Elements” section above.
Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven P. Lawrence	N/A	N/A	193,750	775,000	1,162,500	—	—	—	—	—	—	—
	3/20/2018	3/20/2018	—	—	—	117,924	157,232	235,848	—	—	—	749,997
	3/20/2018	3/20/2018	—	—	—	—	—	—	157,233	—	—	750,001
Kelly M. Dilts
	N/A	N/A	47,500	190,000	285,000	—	—	—	—	—	—	—
	3/20/2018	3/20/2018	—	—	—	39,307	52,410	78,615	—	—	—	249,996
	3/20/2018	3/20/2018	—	—	—	—	—	—	52,411	—	—	250,000
Marc G. Schuback	N/A	N/A	34,000	136,000	204,000	—	—	—	—	—	—	—
	3/20/2018	3/20/2018	—	—	—	25,943	34,591	51,886	—	—	—	164,999
	3/20/2018	3/20/2018	—	—	—	—	—	—	34,591	—	—	164,999

(1)
Represents the threshold, target and maximum award opportunities for performance-based cash awards payable for fiscal year 2018 under our annual performance-based cash award program.

(2)
Represents the threshold, target and maximum award opportunities for the performance stock awards granted to the executives during fiscal year 2018 that are eligible to vest based on the achievement of performance goals established for the three-year performance period comprised of fiscal years 2018, 2019 and 2020 and the executive’s continued employment through the third anniversary of the grant date.

(3)
The amounts reported in this column reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of our audited consolidated financial statements. For the assumptions and methodologies used to value the awards reported in this column of the table above, see footnotes 5 and 6 to the “Summary Compensation Table”, above.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
Employment Agreements
Amounts paid to our named executive officers in fiscal year 2018 were based on employment letter agreements in place with each of the named executive officers. Below is a general description of the material terms of these agreements related to the compensation and benefits provided to our named executive officers. Provisions of these agreements relating to post-termination of employment benefits are discussed below under “— Potential Payments Upon Termination or Change in Control.”
Steven P. Lawrence
In September 2016, Mr. Lawrence entered into an employment letter agreement with the Company providing for his employment as our President and Chief Executive Officer. The letter agreement has an indefinite term and provides for Mr. Lawrence to receive an initial annual base salary of  $775,000 and to be eligible to participate in the Company’s annual bonus plan as in effect from time to time, with a target annual bonus opportunity of 100% of his annual base salary for the applicable fiscal year. The agreement also provides for Mr. Lawrence to participate in the Company’s employee savings and welfare benefit plans made available to the Company’s employees generally, in accordance with the provisions of such programs as in effect from time to time. The letter agreement also provides that Mr. Lawrence is eligible for annual equity awards, with the grant levels and terms of the awards to be determined by the Compensation Committee of the Board of Directors in its discretion and the expectation being that the grant date value of these awards will not be less than $1,500,000.
The letter agreement also includes certain restrictive covenants, including provision that, during the period of Mr. Lawrence’s employment and for a period of 12 months following a termination of his employment for any reason, Mr. Lawrence will not compete with the Company or its affiliates or solicit any Company employees or customers. In addition, the agreement provided that, in the event Mr. Lawrence’s employment is terminated by the Company without “cause” or by Mr. Lawrence for “good reason” (as such terms are defined in the agreement), he would have been entitled to cash severance pay in an amount equal to his annual rate of base salary in effect at the time of his termination, payable over 12 months following his termination and subject to the execution of a general release of claims in favor of the Company and compliance with his covenants under the agreement. Mr. Lawrence did not receive any severance in connection with his resignation as our President and Chief Executive Officer effective February 1, 2019.
Kelly M. Dilts
In March 2016, Ms. Dilts entered into an employment letter agreement with the Company providing for her employment as our Chief Financial Officer. The letter agreement has an indefinite term and provides for Ms. Dilts to receive an initial annual base salary of  $350,000 and to be eligible to participate in the Company’s annual bonus plan as in effect from time to time, with a target annual bonus opportunity of 50% of her base salary for the applicable fiscal year. The letter agreement also provides for Ms. Dilts to participate in the Company’s employee savings and welfare benefit plans made available to the Company’s employees generally, in accordance with the provisions of such programs as in effect from time to time.
The letter agreement also includes certain restrictive covenants, including the provision that, during the period of Ms. Dilts’ employment and for a period of 12 months following a termination of her employment for any reason, she will not compete with the Company or its affiliates or solicit any Company employees or customers.
Marc G. Schuback
Effective March 20, 2018, Mr. Schuback entered into an employment letter agreement with Francesca’s Services Corporation providing for his employment as Senior Vice President, General Counsel and Corporate Secretary. The letter agreement has an indefinite term and provides for Mr. Schuback to receive an initial annual base salary of  $340,000 and to be eligible to participate in the Company’s annual bonus plan as in effect from time to time, with a target annual bonus opportunity of 40% of his base salary for the applicable fiscal year. In addition, the letter agreement provides for Mr. Schuback to receive a payment of $75,000 to help cover his relocation expenses, which Mr. Schuback will be required to repay to the Company if he voluntarily resigns within 12 months after his start date. The letter agreement also provides for Mr. Schuback to participate in the Company’s employee savings and welfare benefit plans made available to the Company’s employees generally, in accordance with the provisions of such programs as in effect from time to time. The letter agreement also provides that Mr. Schuback is eligible for annual equity awards, with the target annual equity award value to initially be set at $330,000.
The letter agreement also includes certain restrictive covenants, including provision that, during the period of Mr. Schuback’s employment and for a period of 12 months following a termination of his employment for any reason, Mr. Schuback will not compete with the Company or its affiliates or solicit any Company employees or customers.
Non-Equity Incentive Plan Awards
For a description of the material terms of the non-equity incentive plan awards reported in the table above, see “Compensation Discussion and Analysis — Current Executive Compensation Program Elements —  Annual Performance-Based Cash Awards.”
Equity Incentive Plan Awards
Each of the equity incentive awards reported in the “Grants of Plan-Based Awards During Fiscal Year 2018” table above was granted under, and is subject to, the terms of the 2015 Plan. The 2015 Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. Awards granted under the plans are generally not transferable other than by will or the laws of descent and distribution, except that the plan administrator may authorize certain transfers.
Generally, and subject to limited exceptions set forth in the 2015 Plan, if we dissolve or undergo certain corporate transactions such as a merger, business combination, or other reorganization, or a sale of substantially all of our assets, all awards then-outstanding under these plans may, at the administrator’s discretion, become fully vested and, in the case of options, exercisable, and will terminate or be terminated in such circumstances, unless the plan administrator provides for the assumption, substitution or other continuation of the award. The plan administrator also has the discretion to establish other change in control provisions with respect to awards granted under these plans.
Each of the equity awards granted to our named executive officers in fiscal year 2018 was in the form of restricted stock. Each restricted stock award has no voting rights but does include the right to receive cash dividends, provided that any cash dividends paid on any unvested shares that are subsequently forfeited must be repaid to the Company. For a description of the vesting terms of the equity incentive awards reported in the table above, see “Compensation Discussion and Analysis — Current Executive Compensation Program Elements — Equity-Based Awards.” In the case of performance-based awards, the target number of restricted shares is issued to the executive when the award is granted, with additional shares for performance credited above the target level being issued to the executive only if and to the extent the Compensation Committee determines that such additional shares have vested.

Outstanding Equity Awards at End of Fiscal Year 2018
The following table presents information regarding the outstanding equity awards held by our named executive officers as of February 2, 2019, including the vesting schedule for each of these awards that had not vested as of that date.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Steven P. Lawrence(2)	—	—	—	—	—	—	—	—	—
Kelly M. Dilts	—	—	—	—	—	10,867(3)	9,128	20,179(4)	16,950
						52,411(5)	44,025	52,410(6)	44,024
Marc G. Schuback	—	—	—	—	—	34,591(5)	29,056	34,591(6)	29,056

(1)
The dollar amounts shown in this column are determined by multiplying the number of shares reported in the corresponding column of the table by $0.84 (the closing price of our common stock on the last trading day of fiscal 2018).

(2)
Mr. Lawrence’s then-outstanding equity awards terminated without vesting upon his resignation as our Chief Executive Officer and President effective February 1, 2019.

(3)
This stock award will vest on March 14, 2020.

(4)
These awards were granted March 14, 2017 and are scheduled to vest in one installment at the end of a three-year performance period consisting of the Company’s fiscal years 2017, 2018 and 2019. The target number of shares subject to the award is reflected in the table. The award may vest as to 0% to 150% of the target number of shares, subject to the Company’s net sales CAGR, the Company’s EPS CAGR and the Company’ ROIC, in each case as measured over the three-year performance period, and to the executive’s continued employment with the Company through the third anniversary of the award grant date.

(5)
These stock awards will vest on March 20, 2021.

(6)
These awards were granted March 20, 2018 and are scheduled to vest in one installment at the end of a three-year performance period consisting of the Company’s fiscal years 2018, 2019 and 2020. The target number of shares subject to the award is reflected in the table. The award may vest as to 0% to 150% of the target number of shares, subject to the Company’s net sales CAGR, the Company’s EPS CAGR and the Company’ ROIC, in each case as measured over the three-year performance period, and to the executive’s continued employment with the Company through the third anniversary of the award grant date.

Option Exercises and Stock Vested During Fiscal Year 2018
The following table presents information regarding the exercise of stock options and vesting of stock awards for our named executive officers during fiscal year 2018.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Steven P. Lawrence	—	—	—	—
Kelly M. Dilts	—	—	10,917	69,978
Marc G. Schuback	—	—	—	—

(1)
The value realized upon the exercise of a stock option is calculated by multiplying (i) the number of shares of our common stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of our common stock on the date the stock option was exercised and the per-share exercise price of the options.

(2)
The value realized upon the vesting of a stock award is calculated by multiplying (i) the number of shares of our common stock that vested, by (ii) the per-share closing price of our common stock on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following section describes the benefits that may become payable to our named executive officers in connection with a termination of their employment with us and/or a change in control of the Company. In addition to such benefits, outstanding equity-based awards held by our named executive officers may also be subject to accelerated vesting in connection with a change in control of the Company under the terms of our stock incentive plans on a discretionary basis. Our named executive officers are not entitled to any enhanced severance benefits in connection with a termination of their employment with us due to their death or disability or in connection with a change in control of the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different from what is presented herein. Factors that could affect these amounts include the timing during the year of any such event.
As noted above, Mr. Lawrence resigned as our Chief Executive Officer and President effective February 1, 2019 (prior to the last day of fiscal year 2018). Mr. Lawrence did not receive any severance or other benefits in connection with his resignation. As noted above, Mr. Schuback resigned as our Senior Vice President and General Counsel effective April 20, 2019. Mr. Schuback did not receive any severance or other benefits in connection with his resignation. Pursuant to SEC rules, this section includes a discussion of the termination and change in control arrangements with Mr. Schuback that were in effect on the last day of fiscal year 2018.
Employment Agreements
The employment letter agreements we have entered into with each of Ms. Dilts and Mr. Schuback provide that, in the event we terminate the executive’s employment without “cause,” the executive will be entitled to severance pay in an amount equal to one times the executive’s annual rate of base salary in effect at the time of termination, payable over a 12-month period, subject to the execution of a general release of claims in favor of the Company and compliance with the executive’s covenants under the employment letter. For purposes of these letter agreements, cause” generally is defined as (i) commission of a felony, (ii) engaging in acts of fraud, dishonesty or other acts of material misconduct in the course of the executive’s duties, (iii) abuse of narcotics or alcohol that has or may reasonably harm the Company, (iv) violation of the Company’s written policies, (v) failure to perform or uphold the executive’s duties and/or failure to comply with reasonable directives of the Company’s Chief Executive Officer or Board of Directors, or (vi) breach of any of the protective covenants in the letter agreement or material breach of the letter agreement or any other agreement with us. In the event the executive’s benefits are subject to the excise tax imposed under Sections 280G and 4999 of the Code, the benefits will be reduced (but not below zero) so that the maximum amount of the benefits (after reduction) will be an amount that is $1.00 less than the amount that would cause the benefits to be subject to such excise tax.
Equity Awards
As described in the “Compensation Discussion and Analysis” above, each of our named executive officers has been granted performance-based restricted stock awards each year that cover a performance period consisting of three consecutive fiscal years beginning with the fiscal year in which the award was granted. Under the terms of these awards, if, prior to the third anniversary of the award grant date, (1) there occurs a change in control of the Company or (2) the executive’s employment with the Company is terminated without “cause,” or by the executive for “good reason” (as these terms are defined in the award agreement evidencing the award) or due to the executive’s death, the following rules apply:
•
If such a termination of the executive’s employment occurs before the last day of the three-year performance period covered by the award and prior to any change in control, the shares of restricted stock subject to the award will be subject to adjustment and pro-rated vesting as follows: (A) the number of such shares that will be eligible to vest will be determined as though the performance period for the award ended as of the termination of employment date, the applicable performance goals will be pro-rated based on the number of days in the original performance period that elapse prior to the termination of employment, and the vesting of the shares will be determined based on actual performance for such shortened performance period against such pro-rated goals; (B) the number of shares that are determined to be eligible to vest based on such shortened performance period, if any, will be pro-rated based on the number of days in the original performance period that elapse prior to the termination of the executive’s employment; and (C) any restricted shares that are deemed eligible to vest based on this calculation will immediately vest. Any restricted shares subject to the award that relate to the portion of the performance period after the termination of employment date will be forfeited. If such termination of the executive’s employment occurs after the last day of the three-year performance period and before the third anniversary of the grant date, the vesting of the award will be determined based on actual performance for the entire three-year performance period, and the number of shares deemed eligible to vest based on this calculation will immediately vest.
•
If a change in control of the Company occurs during the executive’s employment and prior to last day of the three-year performance period covered by the award, and if either the award is not assumed upon the change in control or the award is assumed and the executive’s employment is terminated by the Company without cause or by the executive for good reason in connection with or within 12 months after the change in control, the performance period will be deemed to have ended on the last day of the fiscal year prior to the fiscal year in which the change in control or termination of the executive’s employment, as applicable, occurs, and the vesting of the award will be determined (1) with respect to the portion of the award allocable to the shortened performance period, based on actual performance for that period against performance goals pro-rated to reflect the shortened period as described above; and (2) with respect to the remainder of the award, by applying the greater of the vesting percentage determined for the shortened performance period as described in clause (1) above or 100% to the target number of shares allocable to the remaining fiscal years of the original performance period.

In addition, we have granted awards of restricted stock to our named executive officers that are subject to time-based vesting. These awards will fully vest if, in connection with or within 12 months following a change in control of the Company, the executive’s employment is terminated by the Company without cause or by the executive for good reason (as such terms are defined in the award agreement), subject to the executive’s providing a release of claims in favor of the Company.
As noted above under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Equity Incentive Plan Awards,” awards granted under our 2015 Plan generally may, at the administrator’s discretion, become fully vested and, in the case of options, exercisable upon a change in control, unless the plan administrator provides for the assumption, substitution or other continuation of the award.
Estimated Potential Termination Payments and Benefits
The following tables present our estimates of the value of the payments and benefits that each of the named executive officers currently employed by us with severance or acceleration provisions would have been entitled to receive (1) had his or her employment been terminated by us without “cause” on February 2, 2019 and (2) had both such a termination of the executive’s employment and a change in control of the Company occurred on that date. The value of the acceleration of equity awards reported in the tables is based on the closing price of our common stock on the last trading day of fiscal year 2018, which was $0.84 per share. The actual amounts that would be paid upon a named executive officer’s termination of employment and/or a change in control can only be determined at the time of such event.
Severance Benefits (No Change in Control)
Executive	Cash Severance ($)(1)	Equity Vesting ($)(2)(3)	Total ($)
Kelly M. Dilts	380,000	—	380,000
Marc G. Schuback	340,000	—	340,000

(1)
The severance amounts reported for each of the named executive officers represent one times the executive’s base salary.

(2)
The amounts in this column reflect the value of the shares that would have vested upon an involuntary termination of the executive’s employment as described above outside of the context of a change in control.

(3)
Includes a portion of the performance-based awards granted to Ms. Dilts in fiscal year 2017 and to Ms. Dilts and Mr. Schuback in fiscal year 2018 with the number of shares, applicable performance goals and actual performance adjusted and prorated based on the shortened performance period.

Change in Control Severance Benefits
Executive(1)	Equity Vesting ($)(2)
Kelly M. Dilts	88,153
Marc G. Schuback	48,427

(1)
If the executive’s employment were terminated by the Company without cause in connection with or following a change in control, the executive would be entitled to the cash severance benefits identified in the table above.

(2)
The amounts in this column reflect the value of the shares subject to the executive’s then-outstanding equity awards that would have vested upon an involuntary termination of the executive’s employment as described above in connection with a change in control (or, if a change in control occurred and such awards were not assumed by the acquiring or successor entity).

EQUITY COMPENSATION PLAN INFORMATION
The Company currently maintains three equity compensation plans: the 2015 Plan, the 2011 Plan and the 2010 Stock Incentive Plan (the “2010 Plan”) (although the Company’s authority to grant new awards under the 2011 Plan and the 2010 Plan has terminated). Each of these plans was approved by the Company’s stockholders.
The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of February 2, 2019.
Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	291,598(1)	$14.24	1,490,281(2)(3)
Equity compensation plans not approved by stockholders	—	—	—

(1)
Of these shares, 108,359 were subject to options then outstanding under the 2015 Plan, 117,739 were subject to options then outstanding under the 2011 Plan, and 65,500 were subject to options then outstanding under the 2010 Plan. The Company’s authority to grant new awards under the 2011 Plan and the 2010 Plan has terminated. This table does not include outstanding awards of restricted stock.

(2)
All of these shares were available for grant under the 2015 Plan. The shares available for awards under the 2015 Plan are, subject to certain other limits under the plan, generally available for any type of award authorized under the 2015 Plan, including stock options, stock appreciation rights, restricted stock awards, stock bonuses and other stock-based awards. Awards subject to performance-based vesting requirements are included based on the target level of performance under the award.

(3)
Includes 39,314 shares subject to equity-based awards originally granted under the 2011 Plan that were cancelled due to the occurrence of a termination event and became available for award grant purposes under the 2015 Plan.

CEO PAY-RATIO DISCLOSURE
Pursuant to the Exchange Act, we are required to disclose in this proxy statement the ratio of the total annual compensation of our Chief Executive Officer (“CEO”) to the median of the total annual compensation of all of our employees (excluding our CEO). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our CEO’s total compensation for fiscal year 2018 (i.e., Mr. Lawrence’s total compensation for fiscal year 2018 as reported in the “Summary Compensation Table” above) was $2,346,750, and the median of the total compensation of all of our employees (excluding our CEO) for fiscal year 2018 was $3,883. Accordingly, we estimate that our CEO’s total compensation for fiscal year 2018 was approximately 604 times that of the total compensation for all of our employees (excluding our CEO) for fiscal year 2018.
We selected February 2, 2019, the last day of fiscal year 2018, as the date we would use to identify our median employee. To find the median of the annual total compensation of all our employees (excluding our CEO), we used the amount of gross cash salary, wages, overtime and bonus from our payroll records. In making this determination, we did not annualize compensation for those employees who did not work for the Company for the entire fiscal year. We also did not make any cost-of-living adjustments in identifying the median employee. We believe total cash compensation for all employees is an appropriate measure because we do not distribute annual equity awards to all employees.
In evaluating our CEO pay-ratio for fiscal year 2018, we believe stockholders should take into account that approximately 78% of our employees as of February 2, 2019 were employed by us on a part-time basis (including the median employee whose compensation was used to calculate the CEO pay-ratio as described above). Under SEC rules for determining our median employee, we are not permitted to make a full-time equivalent adjustment of compensation for part-time employees. If we included only our full-time employees in this analysis, we estimate the ratio of our CEO’s total compensation for fiscal year 2018 would be approximately 64 times that of the median of the total compensation of all our full-time employees (excluding our CEO).
.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Relationships
Indemnification of Officers and Directors
We entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement to the fullest extent permitted under Delaware law. Additionally, we may enter into indemnification agreements with any new directors or executive officers that may be broader in scope than the specific indemnification provisions contained in Delaware law.
There is no pending litigation or proceeding naming any of our directors or executive officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.
Related Party Transactions
In fiscal year 2018, there were no transactions nor are there any currently-proposed transactions, where we were, are or will be a participant and in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our common stock, or persons or entities affiliated with them, has or will have a direct or indirect material interest.
Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a written policy for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees, any officer of the Company at or above the rank of senior vice president or beneficial holders of more than 5% of our capital stock (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related party transaction,” the related person must report the proposed related party transaction to our Audit Committee. The policy calls for the proposed related party transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. In approving or rejecting such proposed transactions, the Audit Committee will be required to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including the material terms of the transactions, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence. The Audit Committee, in some circumstances, may engage a third party to assist the Audit Committee in its review of such relationships. The Audit Committee will approve only those transactions that, in light of known circumstances, are in, or are consistent with, our best interests, as the Audit Committee determines in the good faith exercise of its discretion. The Company shall not enter into a related party transaction unless the transaction is first reviewed and approved by the disinterested members of the Audit Committee or, if necessary to reach a decision, a majority of the disinterested members of the Board of Directors. Any related party transactions that are ongoing in nature will be reviewed at least annually and the Audit Committee may establish guidelines for our management to follow in the course of its ongoing dealings with the related person. Any substantive change to the terms of a related party transaction shall require the same review and approval as would be required for a new related party transaction.
Our Board of Directors has also adopted a written policy under which no immediate family member of a director, the President and/or Chief Executive Officer, or any officer of the Company holding the position of senior vice president or higher shall be hired as a director, officer, employee or consultant to the Company until the employment arrangement is approved by the disinterested members of our Audit Committee or, if necessary to reach a decision, a majority of the disinterested members of the Board of Directors. A copy of our Related Party Transaction Policy and Audit Committee charter are available on the Investor Relations section of our website at www.francescas.com.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors assists the Board of Directors in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the Audit Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.
In the performance of its oversight function, the Audit Committee reviewed and discussed our audited consolidated financial statements for the fiscal year ended February 2, 2019 with management and with our independent registered public accounting firm. In addition, the Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm’s communications with the Audit Committee concerning independence and has discussed with our independent registered public accounting firm that firm’s independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.
Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended February 2, 2019 filed with the SEC.
Audit Committee of the Board of Directors
Martyn Redgrave (Chair)
Philip Bleser
Richard Emmett
Marie Toulantis
The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

AUDIT INFORMATION
Independent Registered Public Accounting Firm Fees
The Audit Committee appointed EY as our independent registered public accounting firm for the fiscal years ended February 2, 2019 and February 3, 2018. The table below shows the aggregate fees for services rendered by EY for each of these periods.
	Fiscal year ended
	February 2, 2019	February 3, 2018
Audit Fees(1)	$1,004,800	$909,500
Audit-Related Fees(2)	—	23,392
Tax Fees	—	—
All Other Fees	—	—
Total	$1,004,800	$932,892

(1)
Audit fees represent fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly filings, services rendered in connection with our Form S-8 and services that are normally provided by EY in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees represent fees related to the audit of our 401(k) plan.

Audit Committee Pre-Approval Policies and Procedures
Under its charter, the Audit Committee must pre-approve all audit, audit-related, tax and other permissible non-audit services proposed to be performed by the Company’s independent registered public accounting firm. The Audit Committee is not authorized to delegate the pre-approval of permitted non-audit services. The Audit Committee approved all audit and non-audit services provided by our independent registered public accounting firm during the fiscal years ended February 2, 2019 and February 3, 2018.

ELECTION OF DIRECTORS
(Proposal No. 1)
Nominees for Election
Our Board of Directors is currently comprised of seven members. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated each of Mr. Richard Emmett and Mr. Richard Kunes for re-election to our Board of Directors as Class II directors, each to serve a term of three years expiring at our 2022 annual meeting of stockholders and until his respective successor is duly elected and qualified or until his earlier death, resignation or removal. Each of Mr. Richard Emmett and Mr. Richard Kunes is currently a director of the Company. See “Board of Directors and Executive Officers” for the biographical information for each of the members of our Board of Directors.
In recommending director nominees for selection by our Board of Directors, the Nominating and Corporate Governance Committee considers a number of factors, which are described in more detail above under “Board of Directors and Corporate Governance — Director Nomination Process.” In considering these factors, the Nominating and Corporate Governance Committee and our Board of Directors consider the fit of each individual’s skills with those of other directors to build a Board of Directors that is effective, collegial and responsive to the needs of our Company.
The nominees for election have each consented to be named in this Proxy Statement and to serve as directors if elected. If either of the nominees becomes unable, for any reason, or unwilling for good cause (which is not anticipated) to serve as director, there will be a vacancy on our Board of Directors unless our Board of Directors chooses to reduce the number of directors serving on the Board of Directors or nominate a substitute nominee.
Plurality Voting Standard
Our Bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, once a quorum has been established, the two nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will, subject to the Voting Policy, be elected as directors to serve until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. Votes withheld shall have no legal effect.
Pursuant to the Voting Policy, in an uncontested election of directors (as defined in the Voting Policy), if a nominee for director receives a greater number of WITHHOLD votes than FOR votes, such director must tender their resignation to the Board of Directors promptly following the certification of the election results. The Nominating and Corporate Governance Committee will consider any resignation tendered under the Voting Policy and recommend to the Board of Directors whether to accept or reject such resignation. The Board of Directors will then act on such resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, within 90 days following the certificate of the election results. The Nominating and Corporate Committee in making its recommendation, and the Board of Directors in making its decision, may consider any information it deems appropriate, including, without limitation, such factors outlined in the Voting Policy. The Board of Directors will disclose, as required by law, its decision to accept or reject such resignation and, if rejected, the reasons for doing so.
Recommendation of the Board of Directors
Our Board of Directors recommends that you vote FOR ALL of the two nominees for director.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2)
The accounting firm of Ernst & Young LLP has served as our independent registered public accounting firm since 2010. The Audit Committee has again appointed EY to serve as our independent registered public accounting firm for the fiscal year ending February 1, 2020. We are not required by our Bylaws or applicable law to submit the appointment of EY for stockholder approval. However, as a matter of good corporate governance, the Board of Directors has determined to submit the Audit Committee’s appointment of EY as our independent registered public accounting firm to stockholders for ratification. If stockholders do not ratify the appointment of EY, the Audit Committee may consider the appointment of another independent registered public accounting firm. In addition, even if stockholders ratify the Audit Committee’s selection, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and our stockholders.
A representative of EY is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions.
Recommendation of the Board of Directors
Our Board of Directors recommends that you vote FOR the ratification of the appointment of EY as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2020.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
(Proposal No. 3)
The Company is providing its stockholders with the opportunity to cast a non-binding, advisory vote (referred to as a “say-on-pay” vote) to approve the compensation of our named executive officers (as identified in the section entitled “Executive Compensation — Compensation Discussion and Analysis —  Introduction”) as such compensation is disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables and narratives accompanying those tables as well as in the section entitled “Executive Compensation — Compensation Discussion and Analysis”).
Our executive compensation philosophy and procedures are approved by the Compensation Committee, which consists entirely of independent directors. As described more fully under “Executive Compensation — Compensation Discussion and Analysis,” the Company’s compensation program for executives is intended to:
•
align the interests of our executive officers with our stockholders’ interests by rewarding performance that is tied to creating stockholder value; and

•
provide a total compensation package for each of our executive officers that we believe is competitive.

In furtherance of these principles, our executive compensation program includes a number of features intended to reflect best practices in the market and help ensure that the program reinforces our stockholders’ interests. These features are described in more detail in the section entitled “Executive Compensation — Compensation Discussion and Analysis” and include the following:
•
We provide our named executive officers with annual performance-based cash award opportunities linked to our annual financial performance (75% weighting) and the achievement of individual goals and objectives (25% weighting). These awards are designed to align each executive’s annual goals for his or her respective area of responsibility with the financial goals of the Company. For fiscal year 2018, we used net sales growth and operating margin to measure our financial performance. For more information on our annual incentive program, see “— Current Executive Compensation Program Elements — Annual Performance-Based Cash Awards” above.

•
The annual equity awards granted to our named executive officers for fiscal year 2018 were performance-based with respect to 50% of the award. The vesting of this performance-based component is contingent on the achievement of pre-established performance goals for the three-year period consisting of our fiscal years 2018, 2019 and 2020 and the executive generally being required to remain employed with us through the third anniversary of the grant date. The remaining 50% of the award vests based on the executive’s continued employment with us through the third anniversary of the grate date. The performance metrics used for our fiscal year 2018 equity awards were net sales CAGR, earnings per share CAGR and return on invested capital. For more information on our equity awards granted to the named executive officers during fiscal year 2018, see “— Current Executive Compensation Program Elements — Equity-Based Awards” above.

•
Consistent with our pay-for-performance philosophy and our approach of setting rigorous performance goals, we did not pay bonuses to our named executive officers under our annual cash incentive plan for fiscal year 2018 as we did not achieve the threshold performance levels established by the Compensation Committee. Similarly, certain performance-based equity awards previously granted to our executives that were based on our achievement of specified financial targets for the three-year period consisting of fiscal years 2016, 2017 and 2018 did not vest as the requisite performance levels were not achieved. We believe that these results are consistent with our pay-for-performance philosophy in light of our performance during the fiscal year.

•
Under the arrangements approved by the Compensation Committee, Mr. Lawrence’s target direct compensation for fiscal year 2018 (consisting of his annual base salary, target annual bonus and the target value of his expected annual performance-based equity awards) was approximately 75% “at-risk” variable compensation (meaning that the compensation was performance-based and/or with a value dependent on our stock price).

•
To further promote alignment of management and stockholders’ interests, all executives at the level of Senior Vice President or higher are subject to the Company’s stock ownership guidelines as described in detail above in the section entitled “Executive Compensation — Share Ownership Guidelines”.

•
The Compensation Committee has retained and, in setting the Company’s executive compensation policies, has sought the advice of an independent compensation consultant.

•
The Compensation Committee has adopted a clawback policy that allows the Company to recover certain performance-based compensation previously paid to our executive officers if a material restatement of our financial statements occurs, as well as policies that prohibit our executive officers and directors from pledging our stock or engaging in certain hedging transactions.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, our Board of Directors will request your advisory vote on the following resolution at the Annual Meeting:
RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.
This proposal to approve the compensation paid to our named executive officers is advisory only and will not be binding on the Company, the Board of Directors or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board of Directors or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.
The Company’s current policy is to provide stockholders with an opportunity to approve the compensation of the named executive officers each year at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2020 annual meeting of stockholders.
Recommendation of the Board of Directors
Our Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules.

Approval of Reverse Stock Split
(Proposal No. 4)
General
In April 2019, our Board of Directors approved, and recommended that our stockholders approve, an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued common stock, which includes treasury stock and all outstanding shares of common stock, by a numerical ratio of not less than 5:1 and not more than 35:1, with the exact ratio, if approved and effected at all, to be set within that range at the discretion of our Board of Directors and publicly announced by us on or before December 31, 2019. The text of the proposed amendment to our Certificate of Incorporation reflecting the Reverse Stock Split is included in Appendix A to this Proxy Statement. Upon the effectiveness of the amendment to our Certificate of Incorporation effecting the Reverse Stock Split, all issued shares of our common stock will be reclassified and converted into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares within the approved Reverse Stock Split range.
The final decision of whether to proceed with the Reverse Stock Split and the effective time of the Reverse Stock Split is to be determined by our Board of Directors, in its sole discretion. Any amendment to our Certificate of Incorporation to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by our Board of Directors, within the range approved by our stockholders at the Annual Meeting. The ratio (if any) selected by our Board of Directors for the Reverse Stock Split would be publicly disclosed by us to stockholders on or before the date on which the amendment to our Certificate of Incorporation reflecting the Reverse Stock Split is filed with the Secretary of State of the State of Delaware.
If this Proposal No. 4 is approved by our stockholders at the Annual Meeting, no further approval or authorization of our stockholders will be required to effect the Reverse Stock Split. If our Board of Directors does not effect the Reverse Stock Split on or before December 31, 2019, any authority granted to our Board of Directors by our stockholders pursuant to this Proposal No. 4 will terminate.
Reasons for the Reverse Stock Split
We are requesting stockholder approval to effect the Reverse Stock Split to provide our Board of Directors with the flexibility to determine the appropriate ratio and timing for the Reverse Stock Split based upon our performance and other market factors. Our common stock is publicly traded and listed on The Nasdaq Global Select Market under the symbol “FRAN,” which imposes, among other requirements a minimum bid requirement. On February 1, 2019, we received a letter from the Listing Qualifications staff of Nasdaq notifying us that, based upon the closing bid price of our common stock for the last 30 consecutive trading days, we were not in compliance with Nasdaq Listing Rule 5450(a)(1), as the minimum bid price for the Company’s common stock was less than $1 per share for the previous 30 consecutive trading days. We were granted a 180 calendar day grace period, or until July 31, 2019, to regain compliance with the minimum bid price requirement. As of May 1, 2019, the average closing price per share of Common Stock during the consecutive 30 trading-day period then ended was $0.68.
Our primary intent in seeking stockholder approval to effect the Reverse Stock Split is to increase the price of our common stock in order to meet The Nasdaq Global Select Market’s minimum price per share criteria for continued listing on that exchange. Our Board of Directors believes that, in addition to increasing the price of our common stock, the Reverse Stock Split could also make our common stock more attractive to a broader range of institutional and other investors (namely, investment funds that are prohibited from buying stocks with a price below a certain threshold) and, therefore, potentially increase the trading volume and liquidity of our common stock. Accordingly, we believe that authority granted to our Board of Directors to effect the Reverse Stock Split is in the Company’s and our stockholders’ best interests.
In evaluating the Reverse Stock Split, our Board of Directors took into consideration a number of negative factors commonly associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by some investors and analysts, as well as the fact that the stock prices of some companies that effect reverse stock splits do not necessarily trade at levels commensurate with expectations based on the applicable reverse stock split ratios. See “— Certain Risks and Potential Disadvantages

Associated with the Reverse Stock Split” below for more information on the risks associated with the Reverse Stock Split. Our Board of Directors, however, determined that these potential negative factors were significantly outweighed by the potential benefits, and believes that the increase of the per share market price of our common stock that may result from the Reverse Stock Split may allow us to maintain the listing of our common stock on The Nasdaq Global Select Market, encourage greater interest in our common stock from market participants, and enhance the marketability of our common stock.
Reducing the number of issued and outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that the market price of our common stock will not decrease in the future, or that our common stock will achieve a high enough price per share to permit its continued listing on The Nasdaq Global Select Market by Nasdaq.
Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split
Before voting on this proposal, you should consider the following risks associated with the implementation of the Reverse Stock Split.
There can be no assurance that the total market capitalization of our common stock (the aggregate value of our common stock at the then market price) after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our common stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock issued and outstanding before the Reverse Stock Split.
There can be no assurance that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock issued and outstanding before the Reverse Stock Split or that it will even remain unchanged. For example, based on the closing price of our common stock on May 1, 2019, of  $0.65 per share, if our Board of Directors were to implement the Reverse Stock Split and utilize a ratio of 20:1, we cannot assure you that the post-split market price of our common stock would be $13.00 (that is, $0.65 multiplied by 20) per share or greater. The market price of our common stock may fluctuate and potentially decline after the Reverse Stock Split. As a result, even if the Reverse Stock Split is approved and effected, we may still be ineligible for listing on the Nasdaq Global Select Market.
Further, the total market capitalization of our common stock after the Reverse Stock Split, when and if approved and effected, may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our common stock following the Reverse Stock Split may fall below the market price of our common stock prior to the Reverse Stock Split.
If the Reverse Stock Split is approved and effected, the resulting per-share market price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.
While our Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per-share market price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.
The Reverse Stock Split will result in an increase in the number of authorized and unissued shares of our common stock, which may have a dilutive effect on our earnings per share, voting power and other interests of existing stockholders.
Because the number of issued shares of common stock would decrease if the Reverse Stock Split is effected, the number of authorized shares remaining available for issuance would increase. Future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders. For example, we may use the additional authorized but unissued shares to restructure existing indebtedness, raise additional capital through equity financing, enter into strategic partnerships, or sell securities convertible into or exercisable for our common stock, any of which may result in substantial dilution to its existing stockholders.
The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or by being issued to a stockholder that will vote in accordance with the desires of our Board of Directors. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price.
Although an increase in the authorized shares of common stock could, under certain circumstances, have an anti-takeover effect, this Proposal No. 4 is not in response to any effort of which the Company is aware to accumulate common stock or obtain control of the Company. Nor is it part of a plan by management to recommend a series of similar amendments to our Board of Directors and stockholders.
The Reverse Stock Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.
The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.
The reduced number of issued shares of common stock resulting from the Reverse Stock Split could adversely affect the liquidity of our common stock.
Although our Board of Directors believes that the decrease in the number of shares of common stock issued as a consequence of the Reverse Stock Split and the anticipated increase in the market price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares issued after the Reverse Stock Split.
Procedure for Effecting the Reverse Stock Split
If our stockholders approve the Reverse Stock Split, and if our Board of Directors elects to proceed with the Reverse Stock Split, our Board of Directors will determine the ratio of the Reverse Stock Split to be implemented within the range approved by our stockholders, and we will file the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting the designated ratio.
Beneficial Owners of Common Stock
Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders in “street name” through a broker, bank or other nominee in the same manner as registered stockholders whose shares are registered in their names. Brokers, banks and other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these brokers, banks and other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and distributing any cash in lieu of fractional shares to which any beneficial owner may be entitled. If a stockholder holds shares of our common stock with a broker, bank or other nominee and has any questions about the Reverse Stock Split, the stockholder is encouraged to contact their nominee.
Registered Holders of Common Stock
Certain of our registered holders of common stock hold some or all of their shares electronically in book-entry form with our transfer agent, Computershare, Inc. These stockholders do not hold physical stock certificates evidencing their ownership of our common stock. However, they are provided with a statement reflecting the number of shares of our common stock registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of our common stock held following the Reverse Stock Split along with a check for any cash in lieu of fractional shares to which such stockholder is entitled.
Holders of Certificated Shares of Common Stock
As of the date of this Proxy Statement, certain of our shares of common stock were held in certificated form. Beginning at the effective time of the Reverse Stock Split, each certificate representing shares of our common stock issued prior to the effective time of the Reverse Stock Split will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Stock Split. Stockholders of record at the time of the Reverse Stock Split who hold shares of our common stock in certificated form will also be sent a transmittal letter by our transfer agent after the effective time that will contain the necessary materials and instructions on how a stockholder should surrender his, her or its certificates representing shares of our common stock issued prior to the effective time of the Reverse Stock Split to the transfer agent for exchange into new certificate(s) representing shares of our common stock following the Reverse Stock Split along with any cash in lieu of fractional shares to which such stockholder is entitled.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR TRANSFER AGENT.
Treatment of Fractional Shares
We will not issue fractional shares in connection with the Reverse Stock Split. Instead, each stockholder who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will be entitled to receive cash (rounded down to the nearest cent, without interest and subject to applicable withholding taxes) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old certificate(s), in an amount equal to the product obtained by multiplying (a) the closing price per share of our common stock on the date of the effective time for the Reverse Stock Split as reported on Nasdaq by (b) the fraction of the share owned by such stockholder. The ownership of a fractional interest will not give the holder any voting, dividend or other rights, except the right to receive the above-described cash payment. We do not anticipate that the aggregate cash amount to be paid by us for fractional interests will be material to us.
Effect on Authorized but Unissued Shares of Capital Stock
Currently, we are authorized to issue up to a total of 80,000,000 shares of common stock, of which 35,491,049 shares were issued and outstanding as of May 1, 2019, which is the record date (excluding 11,079,448 shares of treasury stock), and 45,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding as of May 1, 2019. The Reverse Stock Split, if approved and effected, will not have any effect on the authorized number of shares of our common stock or preferred stock.
The additional authorized shares of common stock would be available for issuance from time to time for corporate purposes, including, without limitation, restructuring existing indebtedness, raising additional capital through equity financing, entering into strategic partnerships, or selling securities convertible into or exercisable for our common stock. We believe the availability of the additional authorized shares will provide us with the flexibility to raise the necessary capital to execute our business plan and finance our strategic objectives, and to otherwise take advantage of favorable opportunities as they arise. If we issue additional shares of common stock for any of these purposes, the ownership interest of our current stockholders would be diluted.
The Reverse Stock Split will not change the existing terms of our common stock. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock that remains issued following the Reverse Stock Split will continue to be fully paid and non-assessable.

Effect on 2015 Equity Incentive Plan and Outstanding Equity Awards
As of the effective time of the Reverse Stock Split, the number of shares subject to all outstanding options, restricted stock and stock unit awards, and other rights to acquire our common stock will automatically be proportionately reduced in the same ratio as the reduction in the number of shares of issued common stock, except that any fractional shares resulting from such reduction will, upon vesting, be paid in cash as described above under “— Treatment of Fractional Shares.” Correspondingly, the per share exercise price of any such awards or rights that are stock options will automatically be increased based on the reverse stock split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to such options will remain approximately the same. In addition, as of the effective time, we will proportionately decrease the total number of shares of our common stock that may be the subject of future grants under our equity incentive plans.
Effect on Registration and Stock Trading
Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. If the Reverse Stock Split is approved and effected, our common stock will receive a new CUSIP number.
Accounting Consequences
The Reverse Stock Split will not affect the par value of our common stock per share, which will remain $0.01 par value per share. As a result, as of the effective time of the Reverse Stock Split, the total of the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the implementation of the Reverse Stock Split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act, and the implementation of the proposed Reverse Stock Split will not cause the Company to go private.
No Dissenters’ Rights
Under the General Corporation Law of the State of Delaware (the “DGCL”), stockholders will not be entitled to dissenters’ rights with respect to the proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.
Interests of Certain Persons in this Proposal No. 4
Certain of our officers and directors have an interest in Proposal No. 4 as a result of their ownership of shares of our common stock. However, we do not believe that our officers or directors have interests in Proposal No. 4 that are different from or greater than those of any of our other stockholders.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to U.S. Holders (as defined below) of our common stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this Proxy Statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if  (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.
This discussion is limited to U.S. Holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, brokers, dealers or traders in securities, commodities or currencies, stockholders who hold our common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, U.S. Holders that have a functional currency other than the U.S. dollar, or U.S. Holders who actually or constructively own 10% or more of our voting stock.
If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.
In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split.
A U.S. Holder generally should not recognize gain or loss as a result of the Reverse Stock Split for U.S. federal income tax purposes (except as described below with respect to a cash payment received in lieu of fractional shares). A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock exchanged therefor (excluding the portion of tax basis allocable to any fractional shares). The U.S. Holder’s holding period in the shares of our common stock received pursuant to the Reverse Stock Split should include the holding period in the shares of our common stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in such recapitalization. A U.S. Holder that acquired shares of our common stock on different dates and at different prices should consult its tax advisors regarding the allocation of the tax basis and holding period from shares of common stock surrendered in the Reverse Stock Split to shares received in the Reverse Stock Split.
A U.S. Holder that receives a cash payment in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split generally should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to the fractional share of our common stock. The capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for our common stock surrendered exceeded one year at the effective time of the Reverse Stock Split. The deductibility of net capital losses by individuals and corporations is subject to limitations.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.
Consequences if the Reverse Split is Not Approved
In the event that the Reverse Stock Split is not approved, we intend to actively monitor the trading price of our common stock on The Nasdaq Global Select Market and will consider available options to resolve our non-compliance with the Nasdaq listing rules. We believe that our ability to remain listed on The Nasdaq Global Select Market would be significantly and negatively affected if the Reverse Stock Split is not approved. If we are unable to achieve an increase in our stock price and our common stock is subsequently delisted, we could experience significant negative impacts, including but not limited to, impairment of our ability to obtain debt or equity financing to support Company operations, and our stockholders could experience significant negative impacts, including but not limited to, decreased trading volume and liquidity of our common stock.
Recommendation of the Board of Directors
Our Board of Directors recommends that stockholders vote FOR the approval of the amendment to the to the Company’s Certificate of Incorporation to effect the Reverse Stock Split.

Approval of the adjournment of the Annual Meeting
(Proposal No. 5)
If, at the Annual Meeting, the number of shares of common stock present in person or represented by proxy and voting in favor of Proposal No. 4 to approve of the amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split is insufficient to approve such proposal, the Company intends to move to adjourn the Annual Meeting in order to enable the Board of Directors to solicit additional proxies for the approval of Proposal No. 4. If we determine that this is necessary, we will ask our stockholders to vote only on Proposal Nos. 1, 2, 3 and 5 and not on Proposal No. 4. We do not intend to call a vote on this Proposal No. 5 if Proposal No. 4 is approved by the requisite number of shares of our common stock at the Annual Meeting.
If our stockholders approve this Proposal No. 5 to adjourn the Annual Meeting, we could adjourn the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted. Among other things, approval of this Proposal No. 5 could mean that, even if we had received proxies representing a sufficient number of votes “AGAINST” Proposal No. 4 to defeat such proposal, we could adjourn the Annual Meeting without a vote on the Reserve Stock Split and seek to convince the holders of those shares to change their votes to votes in favor of Proposal No. 4.
Recommendation of the Board of Directors
Our Board of Directors recommends that stockholders vote FOR the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposal No. 4.

OTHER MATTERS
As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matter properly comes before the Annual Meeting or any postponement or adjournment thereof and is voted upon, the proxyholders named in the proxies solicited by the Board of Directors will have the authority to vote all proxies received with respect to such matters in their discretion, and it is their intention to vote such proxies in accordance with the recommendation of the Board of Directors.
Stockholder Proposals and Director Nominations
for THE 2020 Annual Meeting of Stockholders
Requirements for Proposals to be Considered for Inclusion in Proxy Materials.   Stockholders interested in submitting a proposal for inclusion in the proxy materials for our 2020 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the Company’s proxy statement, stockholder proposals must be received no later than January 14, 2020 and must comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in the Company’s proxy materials. If we change the date of the 2020 annual meeting of stockholders by more than 30 days from the anniversary of this year’s meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2020 annual meeting of stockholders. Proposals should be sent to the attention of the Corporate Secretary at 8760 Clay Road, Houston, Texas 77080.
Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates.   Stockholders who wish to nominate persons for election to the Board of Directors or who wish to present a proposal at the 2020 annual meeting of stockholders, but whose stockholder proposal will not be included in the proxy materials the Company distributes for such meeting, must deliver written notice of the nomination or proposal to the Company’s Corporate Secretary no earlier than 5:00 p.m., Central time, on January 30, 2020 and no later than 5:00 p.m., Central time, on February 29, 2020 (provided, however, that if the 2020 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of this year’s meeting, nominations and proposals must be received no earlier than 5:00 p.m., Central time, on the 150th day prior to the date of the 2020 annual meeting of stockholders and no later than 5:00 p.m., Central time, on the 120th day prior to the date of the 2020 annual meeting of stockholders or, if the first public announcement of the date of the 2020 annual meeting is less than 100 days prior to the date of the 2020 annual meeting, the 10th day following the day on which public announcement of the date of the 2020 annual meeting of stockholders is first made). The stockholder’s written notice must include certain information concerning the stockholder and each nominee as specified in Section 1.12 of our Bylaws. If a stockholder’s written notice is not received between the dates specified above and does not satisfy these additional informational requirements, the notice will not be considered properly submitted and will not be acted upon at the 2020 annual meeting of stockholders. A stockholder’s written notice should be sent to the attention of the Corporate Secretary at 8760 Clay Road, Houston, Texas 77080.
Annual Report to Stockholders
Our 2018 Annual Report has been posted, and is available without charge, on our corporate website at www.francescas.com. For stockholders receiving a Notice, such Notice will contain instructions on how to request a printed copy of our 2018 Annual Report. For stockholders receiving a printed copy of this Proxy Statement, a copy of our 2018 Annual Report has also been provided to you. In addition, we will provide, without charge, a copy of our 2018 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any stockholder of record or beneficial owner of our common stock upon request. Requests can be made by writing to Corporate Secretary at 8760 Clay Road, Houston, Texas 77080.

ALL STOCKHOLDERS ARE URGED TO VOTE IN PERSON OR TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.
By Order of the Board of Directors,

Houston, Texas May 13, 2019	Michael Prendergast Interim Chief Executive Officer

Appendix A
Proposed Amendment to Add ARTICLE XIV to the Amended and Restated Certificate of Incorporation of Francesca’s Holdings Corporation
ARTICLE XIV
Section 14.1. Reverse Stock Split.   Immediately upon the effectiveness of the Certificate of Amendment of Amended and Restated Certificate of Incorporation (the “Effective Time”), every [•] ([•]) shares of Common Stock issued immediately prior to the Effective Time shall, automatically and without further action by the Corporation or the holder thereof, shall be combined, reclassified and changed into and become one (1) issued, fully paid and non-assessable share of Common Stock (the “Reverse Stock Split”). From and after the Effective Time, certificates representing the shares of Common Stock issued immediately prior to the Effective Time, if any, shall represent the number of whole shares of Common Stock into which such shares of Common Stock shall have been combined and reclassified pursuant to the Reverse Stock Split. No fractional shares of Common Stock shall be issued upon the Reverse Stock Split. A stockholder who otherwise would have been entitled to receive any fractional interest in a share of Common Stock, in lieu of receipt of such fractional interest, shall be entitled to receive from the Corporation an amount in cash equal to the product obtained by multiplying (a) the closing price per share of Common Stock on the date of the Effective Time as reported on The Nasdaq Stock Market LLC by (b) the fraction of the share of Common Stock owned by the stockholder, rounded down to the nearest whole cent, without interest and subject to applicable withholding taxes.
A-1

FRANCESCA'S HOLDINGS CORPORATION
8760 CLAY ROAD, SUITE 100
HOUSTON, TX 77080

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 27, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 27, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E79392-P17489 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRANCESCA'S HOLDINGS CORPORATION

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mr. Richard Emmett
02) Mr. Richard Kunes

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and 2018 Annual Report are available at www.proxyvote.com.

E79393-P17489

FRANCESCA'S HOLDINGS CORPORATION
Annual Meeting of Stockholders
June 28, 2019 10:00 AM CDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s), hereby revoking any proxy previously given, hereby appoint(s) Michael Prendergast and Kelly M. Dilts, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of FRANCESCA'S HOLDINGS CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, CDT on June 28, 2019, at 8760 Clay Road, Suite 100, Houston, TX 77080, and any adjournment or postponement thereof.

This proxy, when properly executed and returned, will be voted in the manner directed on the reverse side hereof. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations included on the reverse side thereof. Whether or not direction is made, each of the named proxies is authorized to vote this proxy in his or her discretion on such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof.

Continued and to be signed on reverse side